UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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Archrock, Inc.
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MESSAGE TO OUR STOCKHOLDERS

March 12, 2024

Dear Fellow Stockholder:

On behalf of the Board of Directors and our management team, we cordially invite you to attend Archrock, Inc.’s Annual Meeting of Stockholders, which will be held at 11:00 a.m. Eastern Time on Thursday, April 25, 2024 at The Wall Street Hotel – Exchange Room, New York, New York 10005.

At this meeting, you will have a chance to vote on the matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement.

During 2023, market demand for natural gas remained robust and we saw record natural gas production in the U.S. driven in large part by strong activity in oil producing basins with associated gas like the Permian. The powerful combination of expected continued growth in natural gas production and the commendable capital discipline we are seeing across the energy industry began to materialize into what we believe will be a steady and durable upcycle for our business.

For Archrock, 2023 was a year for the history books. We achieved an extensive list of impressive and in many cases record-breaking accomplishments. We are proud of our strategic, operational and financial execution in 2023, from achieving all-time high equipment utilization and pricing to increasing our dividend per share (twice) and implementing a stock-buyback program. Additionally, we exceeded our safety performance goals and continued to harness innovative technologies and processes both internally and through investments in methane mitigation as well as in a cutting-edge carbon capture technology company.

These results, highlighted in our financial statements and throughout this Proxy Statement, reflect years of effort to transform our platform and our commitment to a sustainable future. We believe the actions we’ve taken to high-grade our asset base, utilize innovative technology, refine our capital allocation and prioritize opportunities to help our customers decarbonize will benefit us for years to come and in a variety of markets.

We celebrate 70 years of operations in 2024, a testament to the resilient business we’ve built through a mindset of continuous improvement. There is always more work to be done and the opportunity to deliver the next level of value for all of our stakeholders. We continue to be focused on:

●	For our people, preserving our safety-centered culture and offering a best-in-class employee experience;

●	For our customers, service quality, asset uptime and advancing our emissions management solutions; and

●	For our investors, enhancing our profitability, growing our free cash flow and increasing our shareholder returns.

The future for natural gas and Archrock is bright. We will remain true to our core as an energy infrastructure company, supplying the compression required to keep U.S. natural gas moving while embodying our purpose: WE POWER A CLEANER AMERICA™.

Your vote is important, regardless of how many shares your own. Whether or not you plan to attend the Annual Meeting, please vote by internet, telephone or mail as soon as possible to ensure your vote is recorded promptly. The instructions set forth in the Proxy Statement and on the proxy card explain how to vote your shares.

Thank you for your continued support of Archrock and investment in reliable, affordable and cleaner energy.

Sincerely,

Gordon Hall, Chairman of the Board	Brad Childers, President and Chief Executive Officer

NOTICE OF 2024 ANNUAL STOCKHOLDERS’ MEETING

ANNUAL MEETING DETAILS	MEETING AGENDA
DATE Thursday, April 25, 2024 TIME 11:00 a.m. Eastern Time LOCATION The Wall Street Hotel – Exchange Room 88 Wall Street New York, New York 10005 RECORD DATE March 1, 2024

PROPOSAL

1: Election of nine director nominees to serve until the 2025 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified

2: Ratification of the appointment of Deloitte & Touche LLP as Archrock’s independent registered public accounting firm for fiscal year 2024

3: Advisory, non-binding vote to approve the compensation provided to our Named Executive Officers for 2023

	BOARD’S VOTING RECOMMENDATION FOR EACH NOMINEE FOR FOR	PAGE REFERENCE 1 24 27

The Board recommends that you vote “FOR” each director nominee and “FOR” proposals 2 and 3. The full text of these proposals is set forth in the accompanying Proxy Statement. Stockholders of record at the close of business on March 1, 2024 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

For specific instructions on how to vote your shares, please refer to the Notice of Internet Availability of Proxy Materials you received in the mail, the instructions provided in this document, or, if you requested to receive printed proxy materials, your proxy card.

By Order of the Board of Directors, Stephanie C. Hildebrandt, Secretary March 12, 2024

AVAILABILITY OF PROXY MATERIALS

This Proxy Statement and our 2023 Annual Report to Stockholders are available at www.archrock.com. Stockholders are encouraged to access and carefully review the proxy materials before voting. We commenced mailing and made this Proxy Statement and proxy card available on the Internet on March 12, 2024.

VOTE AS SOON AS POSSIBLE

Vote right away using any of the following methods. Have your proxy card or voting instructions accessible and follow the instructions. If your shares are held in the name of a broker or other nominee, follow the voting instructions you receive from your broker or other nominee.

INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any other filing of Archrock, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the sections of this proxy statement titled “Report of the Audit Committee” (to the extent permitted by the rules of the U.S. Securities and Exchange Commission (“SEC”)) and “Report of the Compensation Committee” shall not be deemed to be so incorporated, unless specifically stated otherwise in such filing. In addition, this proxy statement includes references to websites, website addresses, and additional materials found on those websites. For example, we reference our 2022 Sustainability Report. The content of these materials as well as any websites and other materials named, hyperlinked, or otherwise referenced in this proxy statement are not incorporated by reference into this proxy statement on Schedule 14A or in any other report or document we file with the SEC, and any references to such websites and materials are intended to be inactive textual references only.

2023 IN REVIEW

FISCAL 2023 HIGHLIGHTS

$105M cash returned to stockholders	2.5x dividend coverage

0.05 TRIR Total Recordable Incident Rate	3.5x year-end leverage ratio

Strategic

●	Closed the sale of non-core smaller compression assets totaling approximately 199,000 horsepower during 2023 to further standardize and high-grade our fleet.

●	Continued our focus on helping our customers decarbonize, including capital commitments toward electric drive compression as well as investments in methane monitoring and capture and carbon capture.

●	Focused on harnessing innovative technology and processes across all aspects of our business to drive operational efficiencies and enhance our value proposition to our customers, including automation of workflows, integration of digital and mobile tools for our field service technicians and expansion of remote monitoring capabilities of our compressor fleet.

Operational

●	Achieved a record period-end compression fleet utilization rate of over 96% for 2023 compared with 93% at the end of 2022.

●	Increased our contract operations gross margin by 300 basis points to 62% in 2023 compared to 2022.

●	Maintained strong safety performance, with a Total Recordable Incident Rate in 2023 of 0.05 and Preventable Vehicle Incident Rate of 0.18, compared to our targets for both of 0.50.

Financial

●	More than doubled earnings per share compared to 2022.

●	Paid out dividends to stockholders of $96 million based on the strength and durability of our business.

●	Initiated a stock-buyback program and repurchased 750,374 common shares at an average price of $11.81 per share, for an aggregate of approximately $8.9 million.

●	Reduced 2023 period-end leverage ratio to an all-time low of 3.5x and pushed out our earliest debt maturity to 2027.

i

SUSTAINABILITY

Archrock, Inc. (“Archrock,” the “Company,” “we,” “our” or “us”) is committed to a strategy focused on natural gas and a cleaner energy future for us, our customers and other stakeholders. We believe that a multi-faceted approach focused on partnerships, customer expectations and investments in innovative technology and processes will drive long-term business sustainability. Sustainability is embedded in our corporate strategy and reinforced by rigorous corporate governance as we seek to maximize stockholder value. We recognize the focus on reducing emissions intensity and a lower-carbon future will present both challenges and opportunities to the industry and Archrock. We also appreciate the impact of affordable energy on our collective health and wellbeing – and our natural gas compression infrastructure plays a critical role.

✓    Added quantifiable sustainability-focused metrics to our short-term incentive program beginning in 2022

✓    Operating safely and in an environmentally conscious way continues to be a core value of the Company and is consistently a performance metric of our annual short-term incentive program

✓    Continued investment in new ventures to be utilized in our fleet and as customer offerings that we believe will assist in reducing emissions associated with the production and transportation of natural gas, including additional funding and work with Ecotec International Holdings, LLC (“ECOTEC”), a global leader in methane emissions monitoring, and serving as the lead investor in a Series A funding for Ionada PLC, a global carbon capture technology company (“Ionada”)

✓    Our patent-pending methane capture technology moved beyond the pilot phase in 2023

✓    Pursued additional electrification of our fleet by building new electric units

✓    In late 2023 it was announced by Newsweek that Archrock was being recognized as one of America’s Most Responsible Companies 2024

We invite our stockholders to learn more about our approach and performance with respect to sustainability by reading our 2022 Sustainability Report and listening to our quarterly earnings calls. Our Sustainability Report can be found at www.archrock.com.

ii

CORPORATE GOVERNANCE

Archrock maintains best practices in governance, with Board oversight of strategy and risk, including environmental, cyber and social risks and opportunities.

✓	Annual election of all directors

✓	Plurality vote standard which requires that any nominee for director who receives a greater number of “withheld” votes than “for” votes must submit his or her resignation for consideration by the Board

✓	Separate independent chairman and chief executive officer

✓	Majority independent Board; seven of our nine directors are independent

✓	100% independent Board committees
✓	Independent directors meet regularly without management present

✓	33% gender and racial diversity; 50% of Board leadership roles are held by women

✓	Below median director compensation with emphasis on equity component

✓	Officer and director stock ownership guidelines

✓	No hedging or pledging of Company securities

✓	Annual Board and committee evaluations

EXECUTIVE COMPENSATION

Our philosophy is to reward performance with compensation that is a mix of fixed and variable compensation and is balanced between long-term and annual performance objectives. Good governance, adherence to best practices and consideration of stakeholder interests form the foundation of our executive compensation program, developed by a fully independent Compensation Committee with the support of an independent executive compensation consultant. Our best practices include:

✓	Annual review and consideration of our peer group

✓	Three-year performance periods for long-term incentive awards

✓	Three-year equity vesting

✓	Separate performance measures for short-term and long-term incentives

✓	Caps on performance-based compensation
✓	Regular review of burn rate and dilution associated with long-term incentives

✓	Extremely limited perquisites – only an annual executive physical

✓	Double trigger change of control agreements

✓	Performance-based compensation clawback policy

For more information regarding our 2023 executive compensation program, see the “Compensation Discussion and Analysis” in this Proxy Statement.

iii

PROPOSAL 1 ELECTION OF DIRECTORS

Nine directors are nominated to be elected to the Board of Directors (the “Board”) at the Annual Meeting. Each nominee has consented to serve as a director if elected.

BOARD RECOMMENDATION

The Board recommends a vote “FOR” the election of each director nominee to hold office for a one-year term expiring at the 2025 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified.

VOTE REQUIRED

With respect to the election of directors, you may vote “for” or withhold authority to vote for each director nominee. A plurality of the votes present in person or by proxy and entitled to vote is required to elect each director nominee, meaning that the nine director nominees who receive the highest number of shares voted “for” their election are elected. However, our Corporate Governance Principles require that any nominee who receives a greater number of “withhold” votes than “for” votes must submit his or her resignation for consideration by our Board. Broker non-votes will not have an effect on the election of directors.

ARCHROCK, INC. 2024 PROXY STATEMENT | 1

OVERVIEW OF 2024 DIRECTOR NOMINEES1

_____________

1 Gender/Racial Diversity is calculated based on the number of members of our Board who identify as either a traditionally underrepresented gender or a traditionally underrepresented race/ethnicity divided by the total number of directors.

ARCHROCK, INC. 2024 PROXY STATEMENT | 2

NOMINEES FOR DIRECTOR

The following biographical information is furnished with respect to each director nominee, together with a discussion of each nominee’s experience, qualifications and attributes or skills that were considered in their nomination to the Board.

ARCHROCK, INC. 2024 PROXY STATEMENT | 3

ANNE-MARIE N. AINSWORTH Age 67 Independent Director since April 2015 Member, Audit Committee Chair, Governance and Sustainability Committee

Qualifications

• Extensive leadership experience in the oil and gas industry

• Familiarity with governance issues, having served as chief executive officer of both public and private energy companies

• Experience operating a portfolio of energy assets including direct responsibility for safety

Career Highlights

•	President, Chief Executive Officer and director of the general partner of Oiltanking Partners, L.P. (a provider of terminal, storage and transportation services to the crude oil, refined petroleum and liquefied petroleum gas industries) and President and Chief Executive Officer of Oiltanking Holding Americas, Inc. from 2012 to 2014

•	Senior Vice President, Refining of Sunoco, Inc. (a petroleum and petrochemical manufacturer) from 2009 to 2012

•	General Manager of the Motiva Enterprises, LLC, refinery in Norco, Louisiana from 2006 to 2009

•	Director, Management Systems and Process Safety at Shell Oil Products U.S. from 2003 to 2006, and Vice President of Technical Assurance at Shell Deer Park Refining Company from 2000 to 2003

Board Service

•	Director, member of the governance, nominating and corporate social responsibility committee as well as the safety, environment and operational excellence committee of Pembina Pipeline Corporation (a Canadian oil and gas pipeline company)

•	Director and member of the audit committee and ESG and nominating committee of Kirby Corporation (an operator of inland and offshore tank barge fleets in the U.S. and provider of diesel engine services)

•	Director and chair of the environmental, health, safety and public policy committee of HF Sinclair Corp. (an independent petroleum refiner in the U.S.)

•	Former director of Seventy Seven Energy Inc. from 2014 to 2015

Education

•	BS, Chemical Engineering, cum laude, University of Toledo

•	MBA, Rice University, where she also served as an Adjunct Professor from 2000 to 2009

•	Graduate, Institute of Corporate Directors Education Program, Rotman School of Management, University of Calgary, with ICD.D designation

D. BRADLEY CHILDERS Age 59 President and Chief Executive Officer, Archrock Non-Independent Director since April 2013

Qualifications

• Intimate knowledge of our strategy, operations and markets

• Deep understanding of operational opportunities and challenges acquired through prior operating roles

• Business judgment, management experience and leadership skills that are highly valuable in assessing our business strategies and accompanying risks

Career Highlights

•	President and Chief Executive Officer since 2011, Senior Vice President from 2007 to 2011, as well as various senior management roles with Exterran Energy Solutions, L.P., a predecessor subsidiary, from 2008 to 2011, and with Universal Compression Holdings, Inc. (“UCI”), a predecessor company from 2002 to 2007

•	President, Chief Executive Officer and Chairman of the Board of Archrock GP LLC, the managing general partner of Archrock Partners, L.P., a master limited partnership in which we owned an equity interest (the “Partnership”) from 2011 until the Partnership’s merger into a wholly-owned subsidiary of Archrock, Inc. in 2018 (the “Partnership Merger”)

•	Various roles with Occidental Petroleum Corporation (an international oil and gas exploration and production company) and its subsidiaries from 1994 to 2002

ARCHROCK, INC. 2024 PROXY STATEMENT | 4

Board Service

•	Director of Ionada as part of Archrock’s 2023 investment in such company

•	Director of Yellowstone Academy (a non-profit private school) since 2014

•	Former Chairman of the Board of the Partnership from 2008 until the Partnership Merger in 2018

Education

•	BA, Claremont McKenna College

•	JD, University of Southern California

GORDON T. HALL Age 64 Independent Director since March 2002 Member, Audit and Compensation Committees

Qualifications

• Thorough understanding of our operational and strategic opportunities and challenges

• Experience as a research analyst covering oil field services companies provides a broad-based understanding of the industry, as well as mergers, acquisitions and capital markets transactions

• Extensive energy company board service

Career Highlights

•	Independent Chairman of the Board since November 2015, having served as Vice Chairman and Lead Independent Director from 2013 to 2015

•	Chairman of the Board of Exterran Holdings, Inc. from 2007 to 2013 and Chairman of the Board of Hanover Compressor from 2005 to 2007 (both predecessor companies)

•	Retired as Managing Director, Senior Oil Field Services Analyst and Co-Head of the Global Energy Group, Credit Suisse (an investment banking firm) in 2002 after 15 years with the firm

•	Former non-executive treasurer of Gordon College (2019 to 2023) and professor in the Master of Science in Financial Analysis Program from 2018 to 2020 and interim Chief Financial Officer in 2018

Board Service

•	Member of the board of trustees, and former member of the executive board of trustees, chairman of the finance committee and non-executive treasurer of Gordon College (2019 to 2023)

•	Former director of Noble Corporation from 2010 to 2021, of Weatherford International plc from 2019 (upon emergence from Weatherford’s Chapter 11 reorganization) to 2020, of Select Energy Services from 2012 to 2015, of Grant Prideco, Inc. from 2007 until its acquisition by National Oilwell Varco, Inc. in 2008 and of Hydril Company from 2002 until its merger with Tenaris S.A. in 2007

Education

•	BBA, Mathematics, Gordon College

•	SM, M.I.T. Sloan School of Management

FRANCES POWELL HAWES Age 69 Independent Director since April 2015 Chair, Audit Committee Member, Governance and Sustainability Committee

Qualifications

• Over 20 years of service as a financial advisor and CFO for both private and public companies resulting in financial expertise, business knowledge and leadership experience

• Extensive understanding of the audit function and risk management

• Financial consulting and advisory experience

• National Association of Corporate Directors Cyber Risk Oversight Certificate

Career Highlights

•	CFO of New Process Steel, L.P. (a privately held steel distribution company) from 2012 to 2013

•	Senior Vice President and CFO of American Electric Technologies, Inc. (a publicly traded provider of power delivery solutions) from 2011 to 2012

•	CFO, Executive Vice President and Treasurer of NCI Building Systems, Inc. (a publicly traded firm providing engineered building solutions) from 2005 to 2008

ARCHROCK, INC. 2024 PROXY STATEMENT | 5

•	CFO and Treasurer of Grant Prideco, Inc. (a manufacturer of engineered tubular products for the energy industry) from 2000 to 2001

•	Chief Accounting Officer, Vice President Accounting and Controller of Weatherford International Ltd. (a multinational oil field service company), having advanced through a number of positions of increasing responsibility, from 1989 to 2000

Board Service

•	Director, chair of the audit committee and member of the nominating, corporate governance, environmental and social committee of Vital Energy, Inc. (a company focused on the exploration, development and acquisition of oil and natural gas properties in the Permian region of the U.S.)

•	Director and audit committee member of PGT Innovations, Inc. (a manufacturer of premium windows and doors)

•	Director of Financial Executives International, Houston Chapter

•	Director of Memorial Assistance Ministries (a non-profit focused on basic needs in the Houston area) since 2024

•	Former director of Energen Corporation from 2013 to 2018 and of Express Energy Services from 2011 to 2014

Education

•	BBA, Accounting, University of Houston

•	Certified Public Accountant

J.W.G. “WILL” HONEYBOURNE Age 72 Independent Director since April 2006 Member, Compensation and Governance and Sustainability Committees

Qualifications

• Thorough understanding of the challenges and opportunities of markets and financing through current and former energy company board service, for both publicly listed and privately held companies, and as managing director of a private equity firm focused on the energy industry

• Executive and operations leadership experience with oilfield services companies

• Technical background in petroleum engineering, experience in the commercialization of technical services and prior service on the boards of energy sector technology companies

Career Highlights

•	Partner at First Reserve, a private equity firm he joined as Managing Director in 1999. Serves on the firm’s Investment Committee, which is responsible for the investment program supervision including strategy, risk management and capital allocation

•	Senior Vice President of Western Atlas International (a seismic and wireline logging company) from 1996 to 1998

•	President and CEO of Alberta-based Computalog from 1993 to 1995

•	Earlier career with Baker Hughes, included positions as Vice President and General Manager at INTEQ and President of EXLOG

•	Member of the Society of Petroleum Engineers and the Society of Exploration Geophysicists

Board Service

•	Former director of Barra Energia Petróleo e Gás (a private Brazilian oil and gas exploration and production company) from 2010 to 2022

•	Former director of Red Technology Alliance from 2006 to 2010

•	Former director of Acteon Group from 2006 to 2012

•	Former non-executive chairman of KrisEnergy from 2009 to 2017

•	Prior service on multiple energy sector boards of both privately held and publicly listed companies

•	Director of Blue Wing Adobe Trust (a non-profit dedicated to the preservation, restoration and adaptive reuse of Sonoma’s historic buildings)

Education

•	BSc, Oil Technology, Imperial College, London University

ARCHROCK, INC. 2024 PROXY STATEMENT | 6

JAMES H. LYTAL Age 66 Independent Director since April 2015 Chair, Compensation Committee Member, Governance and Sustainability Committee

Qualifications

• Over 40 years of experience in the midstream oil and gas sector, including executive leadership and advisory roles

• Deep familiarity with the management of midstream assets

• Through extensive board service, experience with public company executive compensation and governance matters

Career Highlights

•	Advisor for Global Infrastructure Partners (a leading global, independent infrastructure investor) from 2009 to June 2021

•	Executive Vice President, Enterprise Products Partners (a North American midstream energy services provider) from 2004 to 2009

•	President of Leviathan Gas Pipeline Partners, which later became El Paso Energy Partners, and then Gulfterra Energy Partners, from 1994 to 2004

•	Held a series of commercial, engineering and business development positions with various companies engaged in oil and gas exploration and production and gas pipeline services from 1980 to 1994

Board Service

•	Director and chairman of the audit committee of Rice Acquisition Corp. II (a special purpose acquisition company) until June, 2023

•	Director of ColdStream Energy, LLC (a privately held oil and gas energy services company)

•	Former director and member of the audit committee and chairman of the conflicts committee of Rice Midstream Management LLC, the managing general partner of Rice Midstream Partners, L.P. from 2015 until it was acquired in 2018

•	Former director of Gulfterra Energy Partners from 1994 to 2004

•	Former director of Azure Midstream Partners GP, LLC, the general partner of Azure Midstream Partners, LP from 2013 to 2017, including service as member of the audit committee and chairman of the conflicts committee

•	Former director and chairman of the compensation committee and member of the audit committee of SemGroup Corporation from 2011 until it was acquired in 2019

Education

•	BS, Petroleum Engineering, The University of Texas at Austin

LEONARD W. MALLETT Age: 67 Independent Director since January 2021 Member, Compensation Committee

Qualifications

• Significant executive leadership experience with responsibility for engineering, strategic sourcing and health, safety and environmental training, compliance and reporting

• Operations experience and technical expertise, including construction, start-up and operation of natural gas and oil pipeline gathering, transportation and processing facilities

Career Highlights

•	Executive Vice President and Chief Operations Officer of Summit Midstream Partners, LP (a midstream provider of natural gas, oil and water gathering services) from 2015 to 2019; Interim Chief Executive Officer during 2019

•	Senior Vice President, Engineering, Enterprise Products Partners L.P. (a midstream natural gas and oil pipeline company) from 2008 to 2015 and Senior Vice President of Environmental Health and Safety from 2006 to 2008

•	Served in roles of increasing responsibility with TEPPCO (a master limited partnership that provided oil and natural gas pipelines and storage and related facilities) from 1979 to 2006, including as Senior Vice President of Operations

•	Formerly held leadership roles with the Pipeline Research Council International, the Office of Pipeline Safety and the Clean Channel Association

Board Service

•	Director of Bravo Infrastructure Group (a privately held holding company for solar panel installation companies)

•	Former director of Summit Midstream GP, LLC, the general partner of Summit Midstream Partners, LP, 2019

ARCHROCK, INC. 2024 PROXY STATEMENT | 7

Education

•	BS, Mechanical Engineering, Prairie View A&M University

•	MBA, Houston Baptist University

•	Kellogg Executive Development Program at Northwestern University

JASON C. REBROOK Age 50 Non-Independent Director since July 2020

Qualifications

• Over 25 years of experience in capital markets, acquisitions, divestures and operations in both the upstream and midstream sectors

• Operating experience and understanding of the unique risks, opportunities and challenges of the oil and gas industry

• Leadership experience in a highly entrepreneurial and successful privately-held company

Career Highlights

•	Chief Executive Officer and director of Harvest Midstream Company (a privately-held midstream company services provider) since 2018 and Chief Executive Officer of JDH Capital Company

•	President of Hilcorp Energy Company (a privately held oil and gas production company) from 2018 to January 2021 and Executive Vice President from 2009 to 2018, having joined Hilcorp in 2008 as Asset Team Manager of the company’s Gulf of Mexico properties

•	Previously served as Senior Vice President, Oil & Gas, GE Capital and in both domestic and international assignments with Chevron Corporation

•	Member of Young Presidents’ Organization, Duke University’s Energy Task Force, the Society of Petroleum Engineers, the Independent Petroleum Association of America and the Greater Houston Partnership

Board Service

•	Director of privately-held companies Hilcorp Energy Company, Baywater Drilling, LLC, Kenai Logistics, LLC and STX Beef, LLC

•	Member of the board of trustees for Marietta College

•	Former director of privately-held companies Elite Compression Services, LLC from 2012 to 2019 and Texas Coastal Ventures, LLC from 2016 to 2019

Education

•	BS, Petroleum Engineering, Marietta College

•	MBA, Duke University’s Fuqua School of Business

EDMUND P. SEGNER, III Age 70 Independent Director since July 2018 Member, Audit and Governance and Sustainability Committees

Qualifications

• Technical experience and financial acumen

• Thorough understanding of the energy industry and operational challenges unique to the industry

• Experience with compensation, financing matters and the evaluation of acquisition opportunities through service as a president and director of other publicly-traded companies

Career Highlights

•	Professor in the Practice of Engineering Management in the Department of Civil and Environmental Engineering at Rice University (Houston) since 2007

•	President, Chief of Staff and Director from 1999 to 2007 and principal financial officer from 2003 to 2007, EOG Resources, Inc. (a publicly traded independent oil and gas exploration and production company)

Board Service

•	Director and member of the audit and finance committees of Vital Energy, Inc. (a company focused on the exploration, development and acquisition of oil and natural gas properties in the Permian region of the U.S.)

ARCHROCK, INC. 2024 PROXY STATEMENT | 8

•	Former director of HighPoint Resources (a company engaged in exploration and production of natural gas and oil reserves in the U.S. Rocky Mountain region) from 2009 and until its merger with Bonanza Creek Energy, Inc. in 2021

Education

•	BS, Civil Engineering, Rice University

•	MA, Economics, University of Houston

•	Certified Public Accountant

ARCHROCK, INC. 2024 PROXY STATEMENT | 9

GOVERNANCE

INVESTOR OUTREACH

Highlights of our corporate governance practices are provided at the beginning of this Proxy Statement under “2023 in Review”. The Board is committed to responsible and responsive corporate governance policies and practices that serve the interests of all stockholders. The full Board, at the direction of our Governance and Sustainability Committee, routinely reviews best practices in corporate governance, as well as environmental and social issues, and considers stakeholder interests and feedback. Archrock takes a multipronged approach to investor communications, and during 2023, members of our senior management team attended 16 investor conferences and non-deal roadshows as well as numerous meetings to discuss our mission and vision with our stockholders and receive information on the issues they consider most important as an investor in Archrock.

DIRECTOR INDEPENDENCE AND TENURE

We have adopted a code of business conduct (the “Code of Business Conduct”), which is applicable to our directors, officers, and employees, including our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer or Controller (or persons performing similar functions). The Code of Business Conduct is posted on our website at www.investors.archrock.com under the “Governance Highlights” tab. We will furnish a copy of the Code of Business Conduct to any person, without charge, upon written request to the address provided under “Company Contact Information.” In the event we amend or waive any of the provisions of the Code of Business Conduct that applies to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer or Controller (or persons performing similar functions), we intend to disclose the subsequent information on our website.

The Code of Business Conduct requires all employees, officers and directors to avoid situations that may impact their ability to carry out their duties in an independent and objective fashion. Any circumstance that has the potential to compromise their ability to perform independently must be disclosed. In addition, we distribute director and officer questionnaires at least annually to elicit related-party information. The questionnaire includes our Code of Business Conduct, Corporate Governance Principles and Securities Trading Policy and requires that each director and executive officer certify their review and compliance with such documents. We also require that responses to the questionnaire be updated throughout the year to the extent circumstances change.

Our Governance and Sustainability Committee assesses director independence annually by considering all direct and indirect business relationships between Archrock and each director (including his or her immediate family), as well as relationships with our registered public accounting firm, our compensation consultant, other for-profit concerns and charitable organizations. With our Governance and Sustainability Committee’s recommendation, the Board makes a determination relating to the independence of each member, which is based on applicable laws, regulations, our Corporate Governance Principles and the rules of the New York Stock Exchange (“NYSE”).

During our Governance and Sustainability Committee’s most recent review of independence, in addition to the responses to the director and officer questionnaires, the committee was provided information regarding transactions with any related parties as determined through a search of our accounting records. See “Related Party Information” in this Proxy Statement for more information.

Based on the recommendation of our Governance and Sustainability Committee, the Board determined that the following nominees for director are independent: Mmes. Ainsworth and Hawes and Messrs. Hall, Honeybourne, Lytal, Mallett and Segner.

The Board believes it has a healthy mix of representation based on tenure of the directors currently serving, with one new director added in the last three years.

ARCHROCK, INC. 2024 PROXY STATEMENT | 10

BOARD STRUCTURE AND OVERSIGHT

Our bylaws provide that our Chairman of the Board may be a “non-executive” Chairman or an Executive Chairman. We have selected an independent, non-executive Chairman to lead our Board of Directors. The Board recognizes the time, effort and energy that our Chief Executive Officer is required to devote to his position, the stewardship commitment required to serve as our Chairman and the benefits of having an independent Chairman lead the Board. The Board believes this structure is appropriate for us and is in the best interest of our stockholders because of the size and composition of the Board, the scope of our operations and the responsibilities of the Board and management. In addition, in evaluating the leadership structure of the Board, consideration has been given to the heightened need to monitor the rapidly changing energy environment and markets, to innovate, and to focus on environmental and social performance. Dependent upon one or more of these factors, as well as stockholder sentiment, the Board would consider the adoption of a different leadership structure and in such event would promptly communicate that change to stockholders.

The responsibilities of the Board Chairman include:	Presides over Board meetings and executive sessions of the independent directors.
Oversees the annual Board calendar, and, in consultation with the Company’s Chief Executive Officer (“CEO”), schedules and sets the agendas for the Board meetings.
Oversees the dissemination of the appropriate information to the Board and ensures sufficient time for review and discussion of such materials.
Ensures open communication between the independent directors and executive leadership.
Assists the chairs of the various Board committees in preparing agendas for committee meetings.
Chairs the Company’s Annual Meeting of Stockholders.
Provides input on the appropriate size, structure and composition of the Board and committees of the Board.
Maintains frequent communication with the CEO in between Board meetings to consider issues of importance to the Company, management and the Board.
Performs other functions and responsibilities requested by the Board or CEO, including representation of the Board in communications with stockholders or other stakeholders.

BOARD COMMITTEES AND MEETING ATTENDANCE

The Board has designated an Audit Committee, a Compensation Committee and a Governance and Sustainability Committee to assist in the discharge of the Board’s responsibilities. The Board and the committees of the Board are governed by our Code of Business Conduct, Corporate Governance Principles and the applicable committee charters, each of which is available to the public on our website at www.archrock.com or in print by submitting a written request to the address provided under “Company Contact Information.” The purpose and composition of each committee is summarized in the following table.

Audit Committee
Members Frances Powell Hawes, Chair Anne-Marie N. Ainsworth Gordon T. Hall Edmund P. Segner III Number of Meetings 4 Independent Directors 100%

The Audit Committee’s purpose is to assist the Board in its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements and with the ethical standards adopted by the Company, the independence, qualifications and performance of the independent auditor and our systems of disclosure controls and procedures and internal controls over financial reporting. Further, the Audit Committee also oversees the enterprise risk management (“ERM”) process and cybersecurity risks.

The Board has determined that each of Mmes. Ainsworth and Hawes and Messrs. Hall and Segner qualifies as an “audit committee financial expert,” as that term is defined by the SEC. Further, various Audit Committee members have first-hand or supervisory experience over cybersecurity, and Ms. Hawes has also obtained the National Association of Corporate Directors Cyber Risk Oversight Certificate. No member of our Audit Committee serves on the audit committee of more than two other public companies.

The Report of the Audit Committee is included in this Proxy Statement on pages 25-26.

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Compensation Committee
Members James H. Lytal, Chair Gordon T. Hall J.W.G. (“Will”) Honeybourne Leonard W. Mallett Number of Meetings 6 Independent Directors 100%

The Compensation Committee’s purpose is to oversee the development and implementation of our compensation philosophy and strategy with the goals of attracting, developing, retaining and compensating the senior executive talent required to achieve corporate objectives and linking pay and performance. In addition, our Compensation Committee is charged with overseeing our broad-based strategies related to human capital management.

The Report of the Compensation Committee is included in this Proxy Statement on page 50.

Governance and Sustainability Committee
Members Anne-Marie N. Ainsworth, Chair Frances Powell Hawes J.W.G. (“Will”) Honeybourne James H. Lytal Edmund P. Segner III Number of Meetings 5 Independent Directors 100%

The Governance and Sustainability Committee’s purpose is to identify qualified individuals to become Board members, determine whether existing Board members should be nominated for re-election, review the composition of the Board and its committees, develop and maintain our Corporate Governance Principles, oversee the annual evaluation of the Board and its committees and provide oversight of our approach to sustainability and governance matters.

The Board met eight times in 2023. Each director attended 100% of the meetings of the Board. Only one director missed one committee meeting on the committees on which he or she served during 2023 due to an unforeseen family emergency. It is our practice that all directors are invited to committee meetings, and all independent directors do customarily attend. Directors are also encouraged to attend each Annual Meeting of Stockholders, and in 2023 all directors attended the meeting.

RISK OVERSIGHT

The Board has an active role, as a whole and through its committees, in oversight of the Company’s risks consistent with the principles outlined in the Committee of Sponsoring Organizations of the Treadway Commission (COSO) 2017 framework and is assisted by management in the exercise of these responsibilities. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports; our directors are invited to attend all committee meetings, and the independent directors typically do so. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. The involvement of the Board in reviewing, approving and monitoring our fundamental financial and business strategies, as contemplated by our Corporate Governance Principles, is important to the determination of the types and appropriate levels of risk we undertake.

Management is responsible for identifying risks and opportunities along with the associated risk response which may involve implementing processes and procedures intended to mitigate risks, which can range from risk avoidance or acceptance to reduction or transfer depending on the facts and circumstances. Archrock engages an outside consultant on a periodic basis to assist management with the identification of short-, intermediate- and long-term risks and to provide insight into emerging trends and best practices, with the last engagement occurring in 2023. In addition, risks associated with executive compensation are also reviewed by our independent compensation consultant. Identified risks are ranked based on likelihood of occurrence and potential impact. The assessment considered our risk response and mitigating factors, resulting in the assignment of a management effectiveness score. Risk exposure is considered in the development of our annual and long-term business planning and executive compensation program and informs our approach to business continuity and cybersecurity planning and our compliance and human resource programs. See “Risk Management with Respect to Information Technology and Cybersecurity” below for further information on cybersecurity risk management specifically.

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Validation of management’s risk response occurs through internal audits or resources independent of the functional area, our disclosure controls and procedures and, with respect to financial reporting, external auditing. While management presents their findings on risk exposure and our response, the Board has the authority to override management on any risk matter.

Risk management is a continuous process comprised of five intertwined components: strategy and objective setting, performance, review and revision, information, communication and reporting and governance and oversight. Through these activities, regular reports are provided to the Board and its committees. Importantly, management’s regular attendance at and in-person reports to the Board and its committees provide direct access to our management team, for example:

●	Our Vice President, Health, Safety and Environment provides quarterly updates to our Board.

●	Our Vice President, Internal Audit reports directly to the Chair of our Audit Committee.

●	Our Senior Vice President and General Counsel also serves as our Chief Compliance Officer and provides monthly and quarterly compliance updates to the Audit Committee and more frequent updates as-needed.

●	Our Vice President, Information Technology and Senior Manager Information Technology provide regular cybersecurity updates to our Audit Committee.

●	Members of our senior management team report quarterly to the full Board on operations and financial performance.

●	Our Vice President, Internal Audit, Chief Compliance Officer, Chief Financial Officer, Chief Accounting Officer and independent auditors each meet separately with our Audit Committee in executive session with no other members of management present on a quarterly basis.

●	Our Vice President, Tax provides quarterly updates to our Audit Committee.

●	Our Vice President, Investor Relations, routinely reports on sustainability matters to our Governance and Sustainability Committee.

●	Our Senior Vice President and Chief Human Resource Officer attends all Compensation Committee meetings, and the committee meets privately with our independent compensation consultant.

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The following sets forth the responsibility of the Board, Board committees and management with respect to risk oversight:

Board of Directors

●    Strategic, financial and execution risk associated with the annual performance plan and long-term plan, including major operational and sustainability initiatives

●    Risks associated with capital management, including financing, dividends and capital expenditures

●    Mergers, acquisitions and divestitures

●    Major litigation, disputes and regulatory matters

●    Management succession planning

●    Emissions-related risks and opportunities that may impact our business strategy

●    Oversight of the ERM program

Audit Committee

●    Financial reporting, accounting, disclosure and internal controls, including oversight of the internal and independent audit functions

●    Assist the Board with oversight of the ERM process for identifying key risks and assessing management’s response

●    Cybersecurity risk program

●    Compliance, litigation and tax regulatory matters

Compensation Committee

●    Risks related to the overall effectiveness and cost of our compensation and benefit programs

●    Risks associated with the design of executive compensation, including a mix of short-term and long-term incentive compensation that does not encourage excessive risk-taking

●    Performance management as it relates to our executive officers

●    Approach to human capital management

●    Assist the Board with management succession planning

Governance and Sustainability Committee

●    Risks associated with corporate governance and board composition and effectiveness and director succession planning

●    Monitoring and disclosure of material sustainability risks and integration of Company-wide response

●    Review of the annual Sustainability Report prior to publication

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Management

●    Stay abreast of emerging regulatory issues, external and internal threats and best practices

●    Annually identify short-, intermediate- or long-term material risks and rank such risks according to likelihood and potential impact

●    Develop a risk response and create processes and procedures for risk mitigation, including through our routine disclosure controls and procedures

●    Regularly evaluate the adequacy and implementation of risk mitigation processes and procedures

●    Integrate risk management into our corporate strategy

●    Regularly report to the Board or Board committees, as applicable, regarding risk management

●    Regularly communicate with the Board regarding our strategic and financial plans

Risk Management with Respect to Information Technology and Cybersecurity. Our Board delegates oversight to specific subcommittees and is informed quarterly through committee reports. It is our practice that all directors are invited to committee meetings, and they typically attend these meetings. The Audit Committee of our Board is responsible for overseeing our cybersecurity risk management program. Various Audit Committee members have first-hand or supervisory experience over cybersecurity, and our Audit Committee chair is certified in the National Association of Corporate Directors Cyber Risk Oversight Program.

Our Information Technology (“IT”) senior management team, including our Vice President of IT, is responsible for assessing and managing our material risks from cybersecurity threats and has primary responsibility for our overall cybersecurity risk management program, including supervising both our internal cybersecurity personnel and external cybersecurity consultants. Our Vice President of IT has over 29 years of experience managing enterprise applications, a majority of this time in a global environment adhering to General Data Protection Regulation Compliance and other regulations. Additional experience includes managing large scale technology transformations involving applications, infrastructure and security. Our IT senior management has more than a decade of experience in cybersecurity risk management, including Certified Information Systems Security Professional certification. Our IT management team utilizes various processes and technologies to identify, protect, detect, respond and recover from cybersecurity events and incidents. Cybersecurity events and incidents can be reported to our Vice President of IT in several ways, including through our external managed detection and response provider, system alerts or employees reporting suspicious activity. The Vice President of IT reports to our executive leadership team, who provides cybersecurity risk assessment and response updates to the Audit Committee on a regular basis, or as often as deemed necessary.

DIRECTOR QUALIFICATIONS, DIVERSITY AND NOMINATIONS

Our Governance and Sustainability Committee believes that all Board candidates should be selected for their character, judgment, ethics, integrity, business experience, time commitment and acumen. The Board, as a whole, through its individual members, seeks to have competence in areas of particular importance to us such as finance, accounting, operations, energy industry, health, safety and the environment and relevant technical expertise. Our Governance and Sustainability Committee also considers issues of diversity in the director identification and nomination process and has benefitted from and believes it will continue to benefit from Board diversity. While our Governance and Sustainability Committee does not have a formal policy with respect to diversity, it seeks nominees with a broad diversity of experience, professions, skills, education and backgrounds. Our Governance and Sustainability Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Our Governance and Sustainability Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Directors must be committed to enhancing the long-term interests of our stockholders as a whole and should not be biased toward the interests of any particular segment of the stockholder or employee population. Board members should also be prepared to travel to attend meetings of the Board and its committees and should be ready to dedicate sufficient time to prepare in advance of such meetings to allow them to make an effective contribution to the meetings. Further, Board members should ensure that they are not otherwise committed to other activities which would make a commitment to the Board impractical or unadvisable. In addition, Board members should satisfy the independence, qualification and composition requirements of the Board and its committees, as required by law, regulation and the rules of the NYSE, our certificate of incorporation, our bylaws and our Corporate Governance Principles.

Stockholders may propose director nominees to our Governance and Sustainability Committee (for consideration for election at the 2025 Annual Meeting of Stockholders) by submitting, within the time frame set forth in this Proxy Statement, the names and supporting information (including confirmation of the nominee’s willingness to serve as a director) to the address provided under “Company Contact Information.” Any stockholder-recommended nominee will be evaluated in the context of our director qualification standards and the existing size and composition of the Board. See “Additional Information – 2025 Annual Meeting of Stockholders.”

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Hall, Honeybourne, Lytal and Mallett served on our Compensation Committee in 2023. There are no matters relating to interlocks or insider participation that we are required to report.

MANAGEMENT SUCCESSION PLANNING

Succession planning is a critical Board function. Our Compensation Committee considers our business strategy in evaluating the skills and experience necessary for us to achieve our objectives and is actively engaged in management succession planning. With input from our Chief Executive Officer, our Compensation Committee routinely reviews management talent and leadership development and advises the Board in this regard. The Board has adopted a management succession plan, as well as a succession policy in the event of an unanticipated vacancy in the Chief Executive Officer position. In addition, the Company has entered into a Retention Incentive Agreement with the Chief Executive Officer. See “Other Compensation Policies, Practices and Guidelines – Agreements with Executive Officers.”

RELATED PARTY INFORMATION

Related Party Policy and Practices. We recognize that transactions with related persons can present potential or actual conflicts of interest and create the appearance that decisions are based on considerations other than the best interests of Archrock and our stockholders. Therefore, our Audit Committee has adopted a written policy on related party transactions to provide guidance and set standards for the approval and reporting of transactions between Archrock and individuals with a direct or indirect affiliation with the Company and to ensure that those transactions are in Archrock’s best interest. Any proposed related party transaction must be submitted to our Audit Committee for approval prior to entering into the transaction. Additionally, our policy requires a review by our Financial Reporting Department of any related party transactions on a quarterly basis. In the event we become aware of any pending or ongoing related party transaction that has not been previously approved or ratified, the transaction must be promptly submitted to our Audit Committee or its Chair for ratification, amendment or termination of the related party transaction. If a related party transaction is ongoing, our Audit Committee may establish guidelines for management and will annually assess the relationship with such related party.

In reviewing a proposed or ongoing related party transaction, our Audit Committee will consider, among other things, the following factors to the extent relevant to the related party transaction:

●	whether the terms of the transaction are fair to the Company and would apply on the same basis if the transaction did not involve a related party;

●	whether there are any compelling business reasons for the Company to enter into the transaction;

●	whether the transaction would impair the independence of an otherwise independent director; and

●	whether the transaction would present an improper conflict of interest for any director or executive officer of the Company, taking into account, among other factors our Audit Committee deems relevant, the size of the transaction, the overall financial position of the director, executive officer or other related party, that person’s interest in the transaction and the ongoing nature of any proposed relationship.

Related Party Transactions During 2023. From August 2019 to present, our Board has included a member affiliated with our customer Hilcorp Energy Company (“Hilcorp”) or its subsidiaries or affiliates. Jason C. Rebrook, who was elected to the Board in July 2020, continues to serve as a director on Archrock’s Board and is Chief Executive Officer and director of Harvest Midstream Company (“Harvest”), a Hilcorp affiliate. See “Election of Directors – Nominees for Director.”

In the normal course of business, the Company and its affiliates provide Hilcorp, Harvest and certain other Hilcorp affiliates with contract operations services and aftermarket parts at standard market rates. For fiscal year 2023, we recognized revenue of approximately $35.4 million from transactions with Hilcorp, Harvest and their affiliates.

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Pursuant to the ongoing transactions with Hilcorp, Harvest and their affiliates, and his position as a director, Mr. Rebrook is deemed not independent. Therefore, the Board may request that Mr. Rebrook recuse himself from discussions that would reasonably be expected to result in a conflict of interest, including (without limitation) matters relating directly to Hilcorp, Harvest or any of their affiliates, as well as pricing discussions.

DIRECTOR COMPENSATION

Our Compensation Committee is responsible for recommending director compensation to the full Board for approval. Director compensation is designed to ensure we can attract and retain outstanding directors who meet the qualifications outlined in the Board’s Corporate Governance Principles, ensure alignment with long-term stockholder interests and recognize the substantial time commitments associated with service on the Board.

Each non-employee member of the Board is compensated in cash and equity. Mr. Hall receives additional cash compensation to reflect his additional responsibilities as Chairman of the Board. As President and Chief Executive Officer of Archrock, Mr. Childers does not receive additional compensation for service on the Board.

Our independent compensation consultant conducted a comprehensive market review of director compensation in October 2023, evaluating data derived from the proxy statements of our peer companies and the National Association of Corporate Directors Compensation Survey for energy industry companies with 2022 revenues between $500 million and $2 billion. The review indicated that the structure of our director compensation program was consistent with our peer group and our typical director compensation was below the median of the peer group. The Compensation Committee, with input from our independent compensation consultant, continues to monitor director compensation in conjunction with review of our peer group.

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Cash Compensation. Each non-employee director earned an annual cash retainer (the “Base Retainer”) for his or her service during 2023. The Chairman of the Board and the chairs of our Audit Committee, Compensation Committee and Governance and Sustainability Committee each received an additional retainer for their services. All retainers are paid in arrears in equal quarterly installments. Directors are also reimbursed for reasonable expenses incurred to attend Board and committee meetings. The Base Retainer for 2023 remained the same as 2022 at $100,000.

Description of Director Remuneration	Annualized Cash Compensation $
Base Retainer	100,000
Additional Retainers[1]
Chairman of the Board	100,000
Audit Committee Chair	22,500
Compensation Committee Chair	20,000
Governance and Sustainability Committee Chair	20,000

1 On December 14, 2023 the Compensation Committee, with input from our independent compensation consultant, approved increased additional retainers for the Chairman of the Board and each committee chair ($120,000 for the Chairman of the Board, $30,000 for the Audit Committee Chair and $25,000 for each of the Compensation Committee and Governance and Sustainability Chair) effective January 1, 2024.

Equity-Based Compensation. On January 26, 2023, our Compensation Committee approved the grant of restricted stock or restricted stock units with a deferred delivery date to each non-employee director with a grant date value equal to approximately $130,000. The number of shares awarded was determined based on the market closing price of our common stock on the grant date ($9.42) and resulted in the award of 13,800 restricted shares or restricted stock units to each non-employee director. The equity award was one-quarter vested on the grant date, and on each of June 1, September 1 and December 1, 2023. On December 14, 2023 the Compensation Committee, with input from our independent compensation consultant, approved an increase in the grant of restricted stock or restricted stock units to each non-employee director for 2024 from approximately $130,000 to approximately $135,000, effective January 1, 2024.

Stock Ownership Requirements. Our stock ownership policy requires each non-employee director to own an amount of our common stock equal to at least five times the Base Retainer amount (which equals $500,000 of our common stock) within five years of his or her election to the Board. We measure the stock ownership of our directors annually as of each June 30. All directors are in compliance with our stock ownership policy.

Director Stock and Deferral Plan. Under our Directors’ Stock and Deferral Plan (the “Directors’ Plan”), directors may elect to receive all or a portion of their cash compensation for Board service in the form of our common stock and may defer their receipt of the stock. No director elected to participate in the Directors’ Plan during 2023.

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Total Director Compensation. The following table shows the total compensation paid to each non-employee director for his or her service during 2023. As shown below, excluding our Chairman of the Board, the equity (at-risk) portion of compensation is greater than 50% of each director’s total compensation.

Director	Fees Earned in Cash ($)	Stock Awards ($)[1]	All Other Compensation ($)[2]	Total ($)
Anne-Marie N. Ainsworth	120,000	129,996	5,227	255,223
Gordon T. Hall	200,000	129,996	5,227	335,223
Frances Powell Hawes	122,500	129,996	5,227	257,723
J.W.G. Honeybourne	100,000	129,996	5,227	235,223
James H. Lytal	120,000	129,996	5,227	255,223
Leonard W. Mallett	100,000	129,996	5,227	235,223
Jason C. Rebrook	100,000	129,996	5,227	235,223
Edmund P. Segner, III	100,000	129,996	—	229,996

1 Represents the grant date fair value of our common stock calculated in accordance with ASC 718 (defined below under “Tax and Accounting Considerations – Accounting for Stock-Based and Unit-Based Compensation”). In lieu of restricted stock, Mr. Segner elected to receive restricted stock units with deferred delivery.

2 Represents the payment of dividends on unvested restricted stock. Dividend equivalent rights were accrued on the restricted stock units issued to Mr. Segner and will be paid upon distribution of the shares underlying the units according to the terms of the Archrock, Inc. 2020 Stock Incentive Plan.

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COMPANY MANAGEMENT TEAM

The following provides information regarding our executive and senior leadership officers as of March 1, 2024. Information concerning the business experience of Mr. Childers is provided under “Nominees for Director” in this Proxy Statement.

Douglas S. Aron (50) – Senior Vice President and Chief Financial Officer since 2018

•     Executive Vice President and Chief Financial Officer of HollyFrontier Corporation (an independent petroleum refiner and marketer of petroleum products) from 2011 to 2017

•     Prior to Frontier Oil Corporation’s merger with Holly Corporation in 2011, served Frontier as Executive Vice President and Chief Financial Officer, from 2009, as Vice President of Corporate Finance, from 2005 to 2008 and as Director of Investor Relations, from 2001 to 2005

•     Executive Vice President and Chief Financial Officer of Nine Energy Service, Inc. (a North America oilfield services company) in 2017

•     BA, Journalism, The University of Texas at Austin

•     MBA, Jesse H. Jones Graduate School of Business, Rice University

Donna A. Henderson (56) – Vice President and Chief Accounting Officer since 2016

•     Vice President, Accounting, of our primary operating subsidiary since 2015

•     Vice President and Chief Accounting Officer of Southcross Energy Partners GP, LLC (a provider of natural gas gathering, processing, treating, compression and transportation services) from 2013 to 2015

•     Vice President and Chief Audit Executive of GenOn Energy, Inc. (a wholesale electric generator that merged into NRG Energy) from 2011 to 2012

•     Assistant Controller of GenOn Energy, Inc. and its predecessor companies, RRI Energy, Inc. and Reliant Energy Inc., from 2005 to 2011, and various other leadership roles within the accounting department of that organization since 2000

•     From 1996 to 2000, various accounting positions with Lyondell Chemical (a manufacturer of chemicals and polymers), having begun her career with accounting firms Deloitte & Touche LLP and KPMG LLP

•     Member of the Executive Committee and Board of Trustees of the Good Samaritan Foundation

•     BBA, Accounting, Eastern New Mexico University

•     Member of the American Institute of Certified Public Accountants

Stephanie C. Hildebrandt (59) – Senior Vice President, General Counsel and Secretary since 2017

•     Partner, Norton Rose Fulbright (a global law firm) from 2015 to 2017

•     Senior Vice President, General Counsel and Secretary of Enterprise Products Partners L.P. (“Enterprise”, a publicly traded pipeline and infrastructure company and consumer energy service provider) from 2010 to 2014, after serving in various other roles at Enterprise

•     Member of the Board of Directors of FS Crude Parent, LLC

•     Member of the Tulane Center for Energy Law Advisory Board since 2019

•     Member of the executive council, since 2020, and advisory council, since 2014, of The University of Texas Kay Bailey Hutchison Center for Energy, Law & Business

•     Member of the President’s Advisory Board at the University of St. Thomas since 2016

•     Former director and member of the audit committee of WildHorse Resource Development Corporation from 2017 until it was acquired in 2019, and for a portion of her tenure, as chair of the compensation committee

•     Former director and member of the conflicts committee of Rice Midstream Management LLC, the general partner of Rice Midstream Partners LP from 2016 until it was acquired in 2018

•     Former director, chair of the compensation committee and member of the nominating and governance committee of TRC Companies, Inc. from 2014 until it was acquired in 2017

•     BS, Foreign Service, Georgetown University

•     JD, Tulane University Law School

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Jason G. Ingersoll (53) – Senior Vice President, Sales and Operations Support since 2018 and 2020, respectively

•     Senior Vice President, Marketing and Sales of Archrock since 2018 after having served as Vice President from 2015 to 2018

•     Vice President, Sales of our predecessor subsidiary Exterran Energy Solutions, L.P. (“EESLP”) from 2013 to 2015, as well as positions of increasing responsibility with EESLP, including as Regional Vice President, from 2012 to 2013, Business Unit Director from 2009 to 2012

•     Held positions of increasing responsibility including Country Manager of China with UCI

•     BS, Mechanical Engineering, Texas A&M University

Elspeth A. Inglis (55) – Senior Vice President and Chief Human Resources Officer since 2019

•     Vice President, Culture Integration at Baker Hughes from 2018 to 2019

•     Head of Human Resources, Downstream Technology Services, GE Oil and Gas (a global manufacturing business) from 2013 to 2017

•     Vice President, Human Resources supporting the startup operations for the US unconventional shale gas business of Reliance Industries from 2011 to 2013

•     From 2002 to 2009, held positions of increasing responsibility at CGG (a geophysical services company) including Marine Human Resource Manager and Vice President Human Resources, Western Hemisphere in Houston and Senior Vice President Geophysical Services based in Paris

•     Human Resource Manager for Enron Corp. from 1999 to 2001 in both London and Houston

•     Director and member of the human resource committee of Catholic Charities

•     Advisory board member of Workforce Next

•     Graduate member of the Institute of Personnel Development (UK) and Senior Practitioner of Human Resources (US) certification

•     HR and Management education from Rice University and Henley Business Management School, University of Reading (UK); Associate’s degree from University of the Arts London (UK), Business Management

Eric W. Thode (58) – Senior Vice President, Operations since 2020

•     Vice President, Operations since October 2018, having previously served as Vice President and Business Unit Director of the South Texas Business Unit of Archrock Services, L.P., our wholly owned operating subsidiary, since 2018 and 2014, respectively

•     Director of Archrock’s Barnett Business Unit from 2012 to 2014

•     Director of Archrock Business Development, negotiating alliance contracts that generated over $100 million in annual revenue, having served our predecessor subsidiaries, EESLP and UCI, since 2004

•     Director, Public Relations of Enron Corporation from 1999 to 2004

•     Manager, Government and Public Affairs of TEPPCO Partners from 1991 to 1999

•     BS, Economics, Texas A&M University

•     MPA, Texas A&M University

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STOCK OWNERSHIP

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table provides information about beneficial owners, known by us as of March 1, 2024, of 5% or more of our outstanding common stock (the “5% Stockholders”). Unless otherwise noted in the footnotes to the table, the 5% Stockholders named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class[1]
BlackRock, Inc. 50 Hudson Yards New York, New York 10001	23,606,554[2]	15.1%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	17,471,805[3]	11.2%
EARNEST Partners, LLC 1180 Peachtree Street NE, Suite 2300 Atlanta, Georgia 30309	13,658,564[4]	8.7%
Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, Texas 78746	10,625,982[5]	6.8%

1 Reflects shares of common stock beneficially owned as a percentage of approximately 156 million shares of common stock outstanding as of March 1, 2024.

2 Based solely on a review of the Schedule 13G filed by BlackRock, Inc. on January 22, 2024. BlackRock, Inc. has sole voting power over 22,910,810 shares and sole dispositive power over 23,606,554 shares.

3 Based solely on a review of the Schedule 13G filed on February 13, 2024 by The Vanguard Group, Inc. (“Vanguard”). Vanguard does not have sole power to vote any of the shares reported, but has shared voting power over 133,635 shares. Vanguard has sole dispositive power over 17,203,564 shares and shared dispositive power over 268,241 shares.

4 Based solely on a review of the Schedule 13G filed by EARNEST Partners, LLC on February 12, 2024. EARNEST Partners, LLC has sole voting power over 12,159,357 shares and sole dispositive power over 13,656,564 shares.

5 Based solely on a review of the Schedule 13G filed by Dimensional Fund Advisors LP on February 9, 2024, which provides investment advice to four registered investment companies and acts as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (collectively, the “Funds”). Dimensional Fund Advisors LP and its subsidiaries (collectively, “Dimensional”) may act as an adviser, sub-adviser and/or manager to certain Funds. Dimensional possesses sole voting power over 10,443,664 shares and sole dispositive power over the 10,625,982 shares held by the Funds and may be deemed to be the beneficial owner of the shares held by the Funds. However, all shares are owned by the Funds, and Dimensional disclaims beneficial ownership of such shares.

OWNERSHIP OF MANAGEMENT

The following table provides information, as of March 1, 2024, regarding the beneficial ownership of our common stock by each of our directors, each of our Named Executive Officers and all of our current directors and executive officers as a group. Unless otherwise noted in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The address for each individual listed below is c/o Archrock, Inc., 9807 Katy Freeway, Suite 100, Houston, Texas 77024.

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Name of Beneficial Owner	Shares Owned Directly	Restricted Stock and Units[1]	Right to Acquire Stock	Indirect Ownership[2]	Total Ownership	Percent of Class
Non-Employee Directors
Anne-Marie N. Ainsworth	115,419	6,328	—	—	121,747	*
Gordon T. Hall	228,589	6,328	—	—	234,917	*
Frances Powell Hawes	94,141	27,606	—	—	121,747	*
J.W.G. Honeybourne	157,725	6,328	—	—	164,053	*
James H. Lytal	115,419	6,328	—	—	121,747	*
Leonard W. Mallett	48,515	6,328	—	—	54,843	*
Jason C. Rebrook	43,515	6,328	—	—	49,843	*
Edmund P. Segner, III	74,476	49,843	—	—	124,319	*
Named Executive Officers
D. Bradley Childers	1,566,566	583,658	—	—	2,150,224	1.4%
Douglas S. Aron	352,677	200,183	—	—	552,860	*
Stephanie C. Hildebrandt	247,453	128,755	—	—	376,208	*
Jason G. Ingersoll	206,713	89,899	—	—	296,612	*
Eric W. Thode	123,295	89,899	—	239	213,433	*
All directors and current executive officers as a group (14 persons)	3,374,503	1,207,811	—	239	4,582,553	2.9%

* Less than 1%

1 For Ms. Hawes and Mr. Segner, includes restricted stock units awarded in 2021 and 2022, and in 2023 and 2024 for Mr. Segner, with deferred delivery. For all other directors, total includes unvested restricted stock awarded in 2024. For executive officers, includes unvested restricted stock awards from annual grants that vest minimally over a three-year period from the date of grant. Except with respect to the restricted stock units reported herein for Ms. Hawes and Mr. Segner, officers and directors have voting power and, once vested, dispositive power.

2 Mr. Thode does not share voting or dispositive power over 239 shares held by a family member, and he disclaims beneficial ownership of such shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, our directors and officers are required to file reports of holdings and transactions in Archrock stock with the SEC on a timely basis. Based on our records, we believe all filing requirements of Section 16(a) of the Exchange Act were met by our officers and directors in 2023.

ARCHROCK, INC. 2024 PROXY STATEMENT | 23

PROPOSAL 2 RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP (“Deloitte”) served as our independent registered public accounting firm for the fiscal year ended December 31, 2023. Our Audit Committee has selected Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2024. We are submitting the selection of Deloitte for stockholder ratification at the Annual Meeting.

Representatives of Deloitte attended all meetings of our Audit Committee in 2023 as well as our 2023 Annual Meeting of Stockholders. For additional information concerning our Audit Committee and its activities with Deloitte, see “Pre-Approval Policy” and “Report of the Audit Committee” following this proposal description. We expect that a representative of Deloitte will attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

BOARD RECOMMENDATION

The Board recommends a vote “FOR” the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

VOTE REQUIRED

Ratification of Proposal 2 requires a majority of the votes cast in favor of or against the proposal, which means that the number of shares voted “for” ratification must exceed the number of shares voted “against” ratification. Abstentions and broker non-votes will have no effect on the outcome of the vote.

Our organizational documents do not require that our stockholders ratify the selection of our independent registered public accounting firm. We are requesting ratification because we believe it is a matter of good corporate practice. If our stockholders do not ratify the selection, our Audit Committee will reconsider whether to retain Deloitte. Even if the selection is ratified, our Audit Committee may change the appointment at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

ARCHROCK, INC. 2024 PROXY STATEMENT | 24

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees for professional services rendered by Deloitte and its member firms and respective affiliates on our behalf for calendar years 2023 and 2022.

Types of Fees	2023	2022
	(In thousands)
Audit fees[1]	$1,605	$1,614
Audit-related fees[2]	—	185
Tax fees[3]	279	45
All other fees	2	2
Total	$1,886	$1,846

______________

1 Audit fees include fees billed by our independent registered public accounting firm related to audits and reviews of financial statements we are required to file with the SEC, audits of internal control over financial reporting and assistance with and review of documents filed with the SEC.

2 Audit-related fees include fees billed by our independent registered public accounting firm primarily related to issuance of comfort letters.

3 Tax fees include fees billed by our independent registered public accounting firm primarily related to tax compliance and consulting services.

In considering the nature of the services provided by Deloitte, our Audit Committee determined that such services are compatible with the provision of independent audit services. Our Audit Committee discussed these services with Deloitte and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by (a) the SEC to implement the Sarbanes-Oxley Act of 2002, and (b) the American Institute of Certified Public Accountants.

PRE-APPROVAL POLICY

Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services, and will not engage any other independent registered public accounting firm to render audit services, unless the service is specifically approved in advance by our Audit Committee.

Our Audit Committee’s practice is to consider for approval, at its regularly scheduled meetings, all audit and non-audit services proposed to be provided by our independent registered public accounting firm. In situations where a matter cannot wait until the next regularly scheduled committee meeting, the chair of our Audit Committee has been delegated authority to consider and, if appropriate, approve audit and non-audit services. Approval of services and related fees by our Audit Committee chair is reported to the full Audit Committee at the next regularly scheduled meeting. All services performed by our independent registered public accounting firm in 2023 were pre-approved pursuant to this policy.

REPORT OF THE AUDIT COMMITTEE

The purpose of the Audit Committee is to assist the Board in its general oversight of Archrock’s financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the Audit Committee and is available on Archrock’s website at www.archrock.com.

The Audit Committee has reviewed and discussed the consolidated financial statements and management’s assessment and report on internal controls over financial reporting with management and Deloitte. The Audit Committee also reviewed and discussed with Deloitte its review and report on Archrock’s internal control over financial reporting. Archrock published these reports in its Annual Report on Form 10-K for the year ended December 31, 2023, which it filed with the SEC on February 21, 2024 as amended February 26, 2024. Management is responsible for the preparation, presentation and integrity of financial statements and the reporting process, including the system of internal controls. Deloitte is responsible for performing an independent audit of Archrock’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon, as well as expressing an opinion on the effectiveness of Archrock’s internal control over financial reporting. The Audit Committee monitors these processes.

ARCHROCK, INC. 2024 PROXY STATEMENT | 25

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent auditors. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent auditors on the basis of the information it receives, discussions with management and the independent auditors, and the experience of the Audit Committee members in business, financial and accounting matters. In accordance with applicable law, the Audit Committee has ultimate authority and responsibility for selecting, compensating, evaluating, and, when appropriate, replacing Archrock’s independent auditors. The Audit Committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.

In this context, the Audit Committee discussed with Archrock’s internal auditors and Deloitte the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and Deloitte, with and without management present, to discuss the results of their examinations, their evaluations of Archrock’s internal controls, and the overall quality of Archrock’s financial reporting. Management represented to the Audit Committee that Archrock’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee reviewed and discussed the consolidated financial statements with management and Deloitte, including a discussion of the quality, not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. The Audit Committee also discussed with Deloitte the matters required to be discussed under applicable requirements of the Public Company Accounting Oversight Board and the SEC.

In addition, the Audit Committee discussed with Deloitte its independence, considered the compatibility of non-audit services with the auditors’ independence and received the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect.

Based on the reviews and discussions referred to above, the Audit Committee recommended to Archrock’s Board, and the Board has concurred, that (a) the audited financial statements be included in Archrock’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC; (b) Deloitte meets the requirements for independence; and (c) the appointment of Deloitte for 2024 be submitted to the stockholders for ratification.

The Audit Committee of the Board of Directors

Frances Powell Hawes, Chair

Anne-Marie N. Ainsworth

Gordon T. Hall

Edmund P. Segner, III

The information contained in this Report of the Audit Committee shall not be deemed to be “soliciting material,” to be “filed” with the SEC or be subject to Regulation 14A or Regulation 14C or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference into any filing of Archrock, except to the extent that Archrock specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

ARCHROCK, INC. 2024 PROXY STATEMENT | 26

PROPOSAL 3 ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, our stockholders are provided the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement. This proposal gives stockholders the opportunity to approve, reject or abstain from voting with respect to the compensation provided to our Named Executive Officers for 2023.

As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, our executive compensation program is designed to attract and retain individuals with the level of expertise and experience needed to help achieve the business objectives intended to drive both short- and long-term success and stockholder value. You are encouraged to read the detailed information concerning our executive compensation program and policies contained in the Compensation Discussion and Analysis following this proposal description, as well as the compensation-related tabular and other disclosure following the Compensation Discussion and Analysis.

BOARD RECOMMENDATION

The Board has determined to hold a “say on pay” advisory vote every year. In accordance with this determination and Section 14A of the Exchange Act, the Board recommends that stockholders vote “FOR” the following resolution:

“RESOLVED, that the stockholders of Archrock, Inc. approve, on an advisory basis, the compensation paid to its Named Executive Officers for 2023, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the Summary Compensation table and the other related tables and disclosure.”

VOTE REQUIRED

Approval of Proposal 3 requires a majority of the votes cast in favor of or against the proposal, which means that the number of shares voted “for” approval must exceed the number of shares voted “against” approval. Abstentions and broker non-votes will have no effect on the outcome of the vote.

Because the vote on this proposal is advisory in nature, the outcome will not be binding on the Company, the Board or the Compensation Committee and will not affect compensation already paid or awarded. However, the Board and the Compensation Committee value the opinions of our stockholders and will take into account the outcome of the vote when considering future compensation arrangements for our Named Executive Officers.

Unless the Board modifies its determination of the frequency of future “say on pay” advisory votes, the next “say on pay” advisory vote will be held at our 2025 Annual Meeting of Stockholders.

ARCHROCK, INC. 2024 PROXY STATEMENT | 27

COMPENSATION DISCUSSION AND ANALYSIS

ARCHROCK, INC. 2024 PROXY STATEMENT | 28

EXECUTIVE SUMMARY

NAMED EXECUTIVE OFFICERS

The Compensation Discussion and Analysis that follows focuses on compensation earned during 2023 by our Chief Executive Officer, Chief Financial Officer and our other executive officers whom we refer to as “Named Executive Officers.” It also summarizes our executive compensation philosophy, each element of compensation, and how each element supports our compensation objectives and corporate strategy. Our executive compensation program is designed to balance rewards and risks, drive performance and sustain long-term stockholder value. Our 2023 Named Executive Officers were as follows:

D. Bradley Childers	Douglas S. Aron	Stephanie C. Hildebrandt	Jason G. Ingersoll	Eric W. Thode

President and Chief Executive Officer	Senior Vice President and Chief Financial Officer	Senior Vice President, General Counsel and Secretary	Senior Vice President, Sales and Operations Support	Senior Vice President, Operations

2023 PERFORMANCE HIGHLIGHTS

Our management team and Board have continued to exercise heightened focus on the following objectives: exercise capital discipline, keep employees safe, reduce expenses, preserve and grow revenue, and maintain our dividend program. In addition, we continue to be aware of the changing energy landscape and placed considerable emphasis during the past year on reviewing various opportunities to continue to contribute to our and our customers’ efforts to reduce emissions.

Financial and Operational

●    More than doubled earnings per share compared to 2022.

●    Paid out dividends to stockholders of $96 million based on the strength and durability of our business.

●    Initiated a stock-buyback program and repurchased 750,374 common shares at an average price of $11.81 per share, for an aggregate of approximately $8.9 million.

●    Reduced 2023 period-end leverage ratio to an all-time low of 3.5x and pushed out our earliest debt maturity to 2027.

●    Achieved a record period-end compression fleet utilization rate of over 96% for 2023 compared with 93% at the end of 2022.

●    Increased our contract operations gross margin by 300 basis points to 62% in 2023 compared to 2022.

Strategic

●    Closed the sale of non-core smaller compression assets totaling approximately 199,000 horsepower during 2023 to further standardize and high-grade our fleet.

●    Continued our focus on helping our customers decarbonize, including capital commitments toward electric drive compression as well as investments in methane monitoring and capture and carbon capture.

●    Focused on harnessing innovative technology and processes across all aspects of our business to drive operational efficiencies and enhance our value proposition to our customers, including automation of work flows, integration of digital and mobile tools for our field service technicians and expansion of remote monitoring capabilities of our compression fleet.

Human Capital

●    We consider our employees to be our greatest asset and believe that our success depends on our ability to attract, develop and retain our employees. We continuously consider programs and policies designed to attract a diversity of ideas and foster innovation.

●    We support pay equity and believe we offer competitive and comprehensive compensation benefits packages that include bonuses, an employee stock purchase plan, a 401(k) plan with employer contribution, healthcare and insurance benefits, health savings and flexible spending accounts with employer contribution, paid time off (including 16 hours per year as paid time to volunteer), family leave, an employee assistance program and tuition assistance, among many others.

ARCHROCK, INC. 2024 PROXY STATEMENT | 29

● TRIR for 2023 was 0.05 and included no major accidents. Safety has been a metric in our short-term incentive program for the past 17 years and continues to be an operational priority.
Sustainability

●    We continued to place a high priority on sustainability issues. Our new ventures team is exploring emerging technologies and business opportunities for environmental and commercially viable solutions to complement our business operations and future strategic objectives.

●    Our capital budgets for 2023 and 2024 position us for investments in electric motor drive compressors when requested by customers.

●    Our 2022 Sustainability Report, available at www.archrock.com, includes responses to the SASB standards for midstream service providers, and we are working towards full TCFD disclosure. Our Sustainability Report was reviewed internally by our management-comprised Disclosure Committee as well as our Governance and Sustainability Committee. The report includes scope 1 and 2 emissions and certain scope 3 emissions that are based on consistent estimation methodologies.

MOST RECENT SAY ON PAY VOTE AND HISTORICAL PROGRAM CHANGES

At our 2023 Annual Meeting of Stockholders, our 2022 executive compensation program received a 96% stockholder approval rating. Our Compensation Committee values the feedback it has received from our stockholders, and it took into consideration this overwhelming support of our program. Based in part upon feedback from our stockholders, our Compensation Committee has made the following enhancements to our executive compensation program over the past four years:

Our Compensation Committee remains committed to the ongoing evaluation of our executive compensation program, taking into consideration market trends, best practices, industry conditions, our performance and feedback received from our stockholders.

ARCHROCK, INC. 2024 PROXY STATEMENT | 30

OUR BEST PRACTICES

Our executive compensation program provides balanced incentives and does not promote risks that are reasonably likely to have a material adverse effect on us. Our Compensation Committee has incorporated certain stockholder-aligned compensation governance practices into our executive compensation program, including:

Governance

•     100% independent directors on our Compensation Committee

•     Independent compensation consultant engaged by our Compensation Committee

•     Annual review and approval of our compensation strategy and program design by our Compensation Committee, including an annual market best practices and peer group review

Compensation Program Design

•     Includes a mix of short- and long-term compensation, with a majority of executive compensation at risk based on Company performance

•     No “single trigger” change of control benefits

•     No tax gross-ups for change of control benefits or other executive compensation arrangements

•     Extremely limited perquisites

Policies

•     Equity awards subject to vesting over three years

•     Stock ownership guidelines for executive officers and directors

•     Adoption of policies related to executive compensation clawback and prohibition on short sales, hedging, or pledging of our securities

•     Bi-annual risk assessment of our executive compensation program

Performance-Based Compensation Features

•     A quantitative environmental metric, a safety calculation and a diversity and inclusion metric in the annual incentive program

•     Separate performance metrics included in the annual and long-term incentive programs

•     Three-year performance periods on all long-term incentive awards

•     All performance-based payouts are capped

COMPONENTS OF OUR 2023 EXECUTIVE COMPENSATION

The charts below illustrate that the majority of compensation awarded at target by our Compensation Committee is variable: 87% for our CEO and an average of 74% for our other Named Executive Officers (“NEOs”) for fiscal 2023.

Target Total Direct Compensation Mix

ARCHROCK, INC. 2024 PROXY STATEMENT | 31

CEO REALIZABLE COMPENSATION

The chart below illustrates that our CEO’s realizable compensation aligns with total stockholder return (“TSR”).1 Realizable compensation includes the actual annual incentive award paid for performance during each year and the year-end face value of equity-based awards granted during the year.

____________

1 TSR derived from Standard & Poor’s Capital IQ Platform and reflects adjustments for spin-off and dividends.

ARCHROCK, INC. 2024 PROXY STATEMENT | 32

DISCUSSION OF OUR FISCAL 2023 EXECUTIVE COMPENSATION PROGRAM

COMPENSATION PHILOSOPHY AND OBJECTIVES

Our Philosophy and Objectives		How We Accomplish Our Objectives
Pay Competitively	Attract, retain and motivate an effective management team with the level of expertise and experience needed to achieve consistent profitability and return for our stockholders.

Total compensation should be competitive with that of comparably-sized companies within the oilfield services and midstream sectors and, where applicable, across a variety of industries, as further described below in “How Our Compensation Committee Determines Executive Compensation.”

Pay for Performance	Provide for performance-based, variable compensation designed to motivate and reward key accomplishments.	A balance of fixed and variable compensation is considered essential for motivating performance while mitigating risk. As shown in the graphs in our executive summary, 87% of our Chief Executive Officer’s 2023 target total direct compensation and approximately 74% of our other Named Executive Officers’ 2023 target total direct compensation was variable, with realized value primarily dependent upon annual financial and operational performance as well as strategic initiatives and long-term stock price performance.
Stockholder Alignment	Align our Named Executive Officers’ compensation and our stockholders’ expectations for a profitable and sustainable long-term partnership.	Emphasis on equity-based compensation and share ownership encourages executives to act strategically to drive sustainable long-term performance and enhance long-term stockholder value. Our Compensation Committee also believes that a competitive base salary ensures that Archrock can attract and retain the level of managerial talent necessary to achieve optimal performance and profitability and, therefore, is also aligned with our stockholders’ interest.

The chart below compares the compensation awarded by our Compensation Committee to our CEO at target compared to the year-end value of that compensation, and in the case of performance-based equity, at target performance. The year-end value of compensation was 56% more than target, further demonstrating that our executives’ compensation is correlated to performance-based components.

2023 CEO Target Compensation Compared to Year End Value

ARCHROCK, INC. 2024 PROXY STATEMENT | 33

ELEMENTS OF COMPENSATION

Our executive compensation program is designed to align our Named Executive Officers’ pay with individual and Company performance in order to achieve profitability and return for our stockholders, and to attract and retain executives with the level of expertise and experience necessary to achieve our business objectives while driving short- and long-term results. The key elements of our Named Executive Officers’ compensation and the targeted objectives of each are as follows:

Key Elements of Compensation	Description	Pay Competitively	Pay for Performance	Stockholder Alignment
Base salary	Fixed cash income Establishes a base level of compensation that is essential to attract and retain talent	✓		✓
Annual performance-based incentive compensation

Variable cash incentive award earned annually

Based upon achievement of key annual financial, operational, safety, and individual performance goals that are expected to contribute to long-term stockholder returns

		✓	✓	✓
Long-term incentive compensation (“LTI Awards”)

Provided through a combination of restricted stock and performance units vesting over a minimum period of three years

Promotes stockholder alignment by tying a significant portion of executive compensation directly to stockholder value

		✓	✓	✓

HOW OUR COMPENSATION COMMITTEE DETERMINES EXECUTIVE COMPENSATION

Our Compensation Committee is responsible for establishing and overseeing compensation programs that are consistent with our compensation philosophy. In carrying out this role, our Compensation Committee considers such factors as they deem relevant, including the following:

External Factors	Internal Factors
Data and analysis provided by our Compensation Committee’s independent compensation consultant	Individual goal setting, performance and demonstrated leadership
Feedback provided from our stockholders and the results of our annual advisory say-on-pay vote	Each executive’s relative scope of responsibility and potential
Best practices in executive compensation	Company performance and operating unit performance (where applicable), as well as each executive’s impact on performance
Applicable macroeconomic and market considerations	Our Chief Executive Officer’s recommendations (other than with respect to his own compensation)
Current and past total compensation, including an annual review of base salary, short-term incentive pay and the value of LTI Awards received
Internal pay equity and retention considerations

ARCHROCK, INC. 2024 PROXY STATEMENT | 34

Role and Independence of Compensation Consultant. For 2023, Pearl Meyer, an independent third-party compensation consultant, was engaged by our Compensation Committee to:

●	provide data and analysis to inform our Compensation Committee in selecting an appropriate peer group;
●	provide a review of market trends in executive compensation, including base salary, annual incentives, LTI Awards and total direct compensation; and
●	provide information on how trends in best practices, new rules, regulations and laws impact executive and director compensation practice and administration.

Following review and consultation with Pearl Meyer, our Compensation Committee determined that Pearl Meyer is independent and that no conflict of interest, either currently or during 2023, results from this engagement. Our Compensation Committee continues to monitor the independence of its compensation consultant on a periodic basis.

For 2023, Pearl Meyer provided analysis of data derived from (a) proxy statements filed by the companies in our peer group, as further described below, and (b) surveys of the compensation practices of companies in the energy industry and across a variety of industries, in each case with annual revenues within a reasonable and comparable range relative to Archrock. In performing its compensation analysis, Pearl Meyer generally placed more weight on the proxy compensation data for Named Executive Officers at our peer companies than on the information derived from the broader compensation surveys, where sufficient data was available.

Pearl Meyer also provided input to our Compensation Committee in their review and determination of the appropriate types and mix of LTI Awards and the performance factors and related payout percentages for performance-based compensation awarded in 2023.

2023 Peer Group. Our Compensation Committee annually reviews the composition of the peer group, based on input from its compensation consultant, and modifies it as circumstances, including industry consolidation and other competitive forces, warrant. Since there are few publicly traded companies that directly match our profile, our Compensation Committee uses a peer group that includes a diverse group of midstream, oilfield services and related companies with primarily domestic operations. The analysis presented by Pearl Meyer includes a review of each company’s financial data and business profile (including geographic footprint), and includes companies considered talent competitors, companies that identify us as a peer and companies identified by proxy advisory firms as potential peers. In consultation with Pearl Meyer, our Compensation Committee made the following changes to the 2023 peer group for the evaluation of 2023 total compensation as well as relative stock price performance for long-term incentive compensation over the period of January 1, 2023 through December 31, 2025:

●	Removed Exterran Corporation due to its acquisition by Enerflex Ltd in October of 2022

With these changes, the following peer group was approved by our Compensation Committee for 2023:

ChampionX Corporation	Newpark Resources, Inc.	Patterson-UTI Energy, Inc.

Crestwood Midstream Partners LP1	NOW Inc.	Summit Midstream Partners, LP

EnLink Midstream, LLC	NuStar Energy L.P.	USA Compression Partners, LP

Helix Energy Solutions Group, Inc.	Oceaneering International, Inc.

Helmerich & Payne, Inc.	Oil States International, Inc.

1 Crestwood Midstream Partners LP was included in the peer group for a portion of 2023; it merged with Energy Transfer in November of 2023 and was subsequently removed.

Our Compensation Committee considered the peer group to be appropriate based on the following:

●	The companies in the peer group had estimated 2022 revenue ranging from approximately $282 million to $9.53 billion.

ARCHROCK, INC. 2024 PROXY STATEMENT | 35

●	Archrock’s ranking was between the 39th and 48th percentile based on assets, market capitalization and enterprise value relative to this group.
●	The number, size and type of companies included in the peer group provide a reasonable comparator group for purposes of evaluating stock price performance.
●	The peer group includes companies with which we may compete for technical and managerial talent and that provide an appropriate reference point for assessing the competitiveness of our executive compensation program.
●	The peer group provides an appropriate number of companies to provide a blend of data that is useful for determining the general positioning of our executive compensation. Executive compensation is targeted at the median of the market data, although individual pay levels may vary from median depending upon multiple factors including individual responsibilities, impact to the organization, tenure in position and individual performance.

Role of Management. The most significant aspects of management’s, including our Chief Executive Officer’s, role in the compensation-setting process are:

●	recommending compensation programs, compensation policies, compensation levels and incentive opportunities that are based on analysis provided by our independent compensation consultant and are consistent with our business strategies;
●	preparing and distributing materials for Compensation Committee review and consideration;
●	recommending corporate performance goals on which performance-based compensation will be based; and
●	assisting in the evaluation of employee performance.

Our Chief Executive Officer annually reviews the individual performance of our Named Executive Officers and recommends salary adjustments, annual cash incentives and LTI Awards for executives other than himself, which our Compensation Committee considers along with the other factors discussed above.

BASE SALARY

In its review of executive compensation in early 2023, our Compensation Committee considered the competitive positioning of each officer’s base salary as compared to the data provided by our independent compensation consultant, market conditions, the competitive macro employment environment, and each officer’s scope of responsibilities and individual experience, skill and performance. Our Compensation Committee has generally maintained executive officer salaries at around or modestly above the median peer group level and for 2023, executive officer salaries remained within that desired market range.

The following chart lists each executive’s annualized 2022 and 2023 base salary and shows the percent increase year over year.

Name	2022 Base Salary ($)	2023 Base Salary ($)	% Increase 2022 to 2023
Childers	875,000	875,000	0%
Aron	500,000	550,000	10%
Hildebrandt	450,000	500,000	11%
Ingersoll	375,000	425,000	13%
Thode	375,000	425,000	13%

ANNUAL PERFORMANCE-BASED INCENTIVE COMPENSATION

During the first quarter of each year, our Compensation Committee adopts a program to provide the short-term cash incentive element of our Named Executive Officers’ compensation for that year. In early 2023, our Compensation Committee adopted the short-term incentive program for 2023 (the “2023 Incentive Program”). Each Named Executive Officer’s potential cash payout under the 2023 Incentive Program ranged from 0% to 200% of his or her incentive target, as described below. Under the 2023 Incentive Program, our Compensation Committee determined payouts to the Named Executive Officers using the following formula:

ARCHROCK, INC. 2024 PROXY STATEMENT | 36

* Adjusted EBITDA performance of <80% of target performance will result in a payout factor of 0%. Adjusted EBITDA, a non-GAAP measure, is defined as net income (loss) excluding income taxes, interest expense, depreciation and amortization, long-lived and other asset impairment, restructuring and other charges, unrealized change in fair value of investment in unconsolidated affiliate, non-cash stock-based compensation expense, amortization of capitalized implementation costs and other items. See the inside cover of the 2023 Annual Report for a reconciliation of net income (loss) to Adjusted EBITDA.

Our Compensation Committee believes Adjusted EBITDA is a comprehensive measure of financial performance, requiring focus on various components of financial and operating health, and an appropriate measure of management’s ability to run the business on an annual basis. The above formula is designed to create a focus on the overall success of the Company as well as the achievement of line of sight performance objectives. In addition, our Compensation Committee retains discretion to include or exclude exceptional, non-recurring items, which could result in unintended consequences and an erroneous performance achievement to the advantage or detriment of our Named Executive Officers.

2023 Incentive Program Target. Each Named Executive Officer’s cash incentive target was a specified percentage of Eligible Earnings during 2023 as provided in the table below. The table below presents each Named Executive Officer’s 2023 cash incentive target as a specified percentage of his or her Eligible Earnings and a potential payout assuming the achievement of Company, Operating Unit (where applicable), and individual results are achieved at 100%.

		2023 Incentive Program Target
Name	2023 Eligible Earnings ($)	Percent (%) of Eligible Earnings	($)
Childers	875,000	125	1,093,750
Aron	538,462	90	484,615
Hildebrandt	488,462	75	366,346
Ingersoll	413,462	75	310,096
Thode	413,462	75	310,096

ARCHROCK, INC. 2024 PROXY STATEMENT | 37

To place additional emphasis on performance-based compensation, our Compensation Committee determined to increase the 2023 incentive target for Messrs. Childers and Aron by an additional 5% and 10%, respectively, of eligible earnings as shown in the chart.

Weighting of Performance Criteria. Adjusted EBITDA, Environmental, Safety and Diversity and Inclusion, and where applicable, operating unit financial and operational metrics for 2023, were weighted as follows:

	% Weighting for Each Named Executive Officer
Performance Criteria	Childers, Aron, Hildebrandt	Ingersoll	Thode
Adjusted EBITDA	80%	70%	70%
Environmental, Safety and Diversity & Inclusion[1]:
Environmental	5%	5%	5%
Safety [2]	5% TRIR 5% PVIR	10% TRIR	5% Operations TRIR 5% Operations PVIR
Diversity & Inclusion	5%	5%	5%
Operating Unit Metrics	Not applicable	10%	10%

1 For these factors, if the objective for 2023 was achieved, the payout percentage was based on the same achievement percentage as Adjusted EBITDA. If the objective was not achieved, there was no payout of cash incentive for that factor.

2 TRIR is total recordable incident rate and PVIR is preventable vehicle incident rate.

Adjusted EBITDA Target and Results. Our Compensation Committee set the performance target for 2023 Adjusted EBITDA at $412 million based on an aggressive approach to capital discipline, the continued sales of non-core assets and anticipated favorable market conditions. Adjusted EBITDA for 2023 was achieved at $450 million, which based on the chart below, would result in a payout of 146%.

2023 Adjusted EBITDA Performance Range ($)				2023 Performance Results
Below Threshold	Threshold	Target	Maximum	Achievement		Payout	Weighting
(0% payout)	(50% payout)	(100% payout)	(200% payout)	($)	(%)	(%)	(%)
< 330M	330M	412M	494M	450M	146%	170%[1]	70-80

1 Given record achievements of the Company in 2023, the Compensation Committee utilized its discretion in providing an actual payout of 170%. See “Committee Adjustments for Key Strategic Accomplishments.”

ARCHROCK, INC. 2024 PROXY STATEMENT | 38

Environmental, Safety and Diversity & Inclusion Targets and Results.

Environmental Target	Safety Target	Diversity & Inclusion Target
(5%)	(10%)	(5%)

This metric was to begin generating revenue directly for the Company or indirectly for ECOTEC through the Company’s proprietary methane mitigation skid and/or methane monitoring services of ECOTEC’s various products/services, such that when the sales and services are added together the equipment is located at 10 sites.

We view safety performance as a core indicator of our success; therefore, our Compensation Committee has included safety as a standalone component of our incentive program for over 17 years. Our safety results include all permanent and part-time employees and contractors and are measured against over 4 million man hours worked and over 22 million miles driven in 2023. To achieve a payout, 2023 performance had to meet or be better than our safety criteria as indicated in the chart below.

Our management team took a thoughtful approach to a serious issue that can have a disproportionately adverse impact on certain groups in our communities. We examined external data, best practices and our own performance regarding diversity and inclusion.

Environmental Results (5%)	Safety Results (10%)					Diversity & Inclusion Results (5%)
Methane mitigation skids and methane monitoring equipment was placed in use at 15 sites, which would result in payout of 146%.[1]	2023 Performance					We documented and demonstrated diversity and inclusion in the Company’s recruitment and manager training practices, which would result in payout of 146%.[1]
	2023 Safety Criteria		Results	Achievement	Payout
	TRIR[2]	</= 0.50	0.05	146%	170%[1]
	PVIR[3]	</= 0.50	0.18	146%	170%[1]

1 Given record achievements of the Company in 2023, the Compensation Committee utilized its discretion in providing actual payout of 170%. See “Committee Adjustments for Key Strategic Accomplishments.”

2 TRIR (calculated pursuant to OSHA guidelines) = TRIR x 200,000/divided by the total hours worked during the year.

3 PVIR (calculated pursuant to API guidelines) = PVIR x 1,000,000 miles/divided by mileage driven during the year.

ARCHROCK, INC. 2024 PROXY STATEMENT | 39

Committee Adjustments for Key Strategic Accomplishments. In making final payout decisions under our 2023 short-term incentive program, the Compensation Committee desired also to take into account the broader record financial and strategic achievements of the Company in 2023. Such achievements include (i) Total Shareholder Return of 85%, (ii) a 6.9% increase in dividend per share, (iii) initiation of a stock-buyback program, (iv) robust dividend coverage of 2.8x, (v) more than doubling earnings per share vs. 2022 and (vi) achieving a compression fleet utilization of over 96%. The Compensation Committee believes that our record 2023 financial performance was attributable in large part to the execution and leadership of our named executive officers and strong operational performance of our officer and employee teams. As a result, the Compensation Committee determined in its discretion to adjust the payout upward incrementally throughout the Company for eligible employees under the 2023 short-term incentive program to reflect a record year. This resulted in an enhanced payout for our named executive officers at a level of 170%.

ARCHROCK, INC. 2024 PROXY STATEMENT | 40

Operating Unit Targets and Results. Operating Unit performance criteria are applicable to Mr. Ingersoll, Sales and Operations Support, and to Mr. Thode, Operations, and include more granular and specific line of sight performance goals necessary to maintain our focus on operating efficiencies at the business unit level and critical to the Company’s success.

	2023 Performance Results
2023 Operating Unit Performance Criteria[1]	Weighting (%)	Achievement (%)	Combined Weighting (%)
Sales and Operations Support – Ingersoll Horsepower Bookings Aftermarket Services Gross Margin	70 30	200.0% 200.0%	10
Operations – Thode Total Downtime Events/Unit/Month Aftermarket Services Gross Margin	70 30	96.6% 200.0%	10

1 Specific performance targets with respect to the achievement of operating unit performance are not disclosed because they are derived from internal analyses reflecting our business strategy. We believe their disclosure would provide our competitors, customers and other third parties with significant insights regarding our confidential business strategies that could cause us substantial competitive harm.

Individual Performance. In early 2023, our Compensation Committee approved individual performance objectives for Mr. Childers related to the Company’s financial and operational performance, strategic initiatives (including as related to new ventures opportunities, leverage reduction and other initiatives), leadership goals and Company culture initiatives. Upon conclusion of fiscal year 2023, our Compensation Committee met with Mr. Childers to discuss his performance relative to the approved individual objectives. Thereafter, our Compensation Committee met in executive session and reported its assessment to the full Board. The Board delivered its evaluation to Mr. Childers, the result of which is summarized below and in “Executive Summary – 2023 Performance Highlights”. Our Compensation Committee considered each Named Executive Officers’ accomplishments during 2023, including implementation of operational improvements, demonstrated leadership, capital discipline, leverage and cash flow, and progress on other initiatives, analysis and reporting.

Following such assessments of individual performance during 2023, our Compensation Committee and Board concluded that all Named Executive Officers exceeded expectations, but in light of the committee’s adjustment of the short-term incentive payout in connection with the Company performance component, as described above under “Committee Adjustments for Key Strategic Accomplishments”, the committee declined to further adjust the short-term incentive payout of our executives.

Our Compensation Committee also considered each Named Executive Officer’s (including Mr. Childers’) individual contribution toward significant strategic initiatives and accomplishments that were not specifically enumerated in the 2023 Incentive Program performance criteria but are critical to our long-term strategic objectives. Specifically, our Compensation Committee considered the following:

●	Our team continued to deliver exceptional operational and financial performance in a volatile market, and met the existing and additional compression needs of our customers despite continued heightened capital discipline. We achieved significant bookings and ended the year with an all-time high utilization rate of over 96%.

●	We continued to execute on our strategy to monetize smaller non-core natural gas compression or other assets. Large horsepower, the more stable segment of the compression market, now represents 85% of our total fleet.

The chart below provides each Named Executive Officer’s target cash incentive, multiplied by the achievement percentages for Company and operating unit performance and individual performance and the payout earned.

ARCHROCK, INC. 2024 PROXY STATEMENT | 41

Name	2023 Cash Incentive Target ($)	Company/ Operating Unit Performance (%)	X	Individual Performance (%)[1]	=	Performance Achievement (%)	=	Total Payout Earned ($)
Childers	1,093,750	170		100		170		1,859,375
Aron	484,615	170		100		170		823,846
Hildebrandt	366,346	170		100		170		622,788
Ingersoll	310,096	173		100		173		536,467
Thode	310,096	165.8		100		165.8		514,011

1 As discussed above, the Compensation Committee and Board determined that all Named Executive Officers exceeded expectations but in light of the committee’s adjustment of the Company payout, the committee declined to further adjust the payout of our executives.

LONG-TERM INCENTIVE COMPENSATION

During 2023, our long-term incentive program consisted of the following LTI Awards:

Award Type	LTI Mix	Features
Restricted Stock	60%

●    Time-vested awards that vest one-third per year

●    Supports retention objectives and incentivizes employees to work toward long-term performance goals by aligning their interests with stockholder interests

●    Dividends are paid on unvested shares as and when they are paid to our stockholders

Cash Available for Dividend (“CAD”) Performance Units	10%

●    Performance awards that are earned based upon achievement of cumulative cash available for dividend for the three-year performance period, January 1, 2023 through December 31, 2025

●    Performance goals are intended to drive consistent stockholder returns

●    Payout will range between 0% to 200% of units awarded at target

●    Earned units cliff-vest following conclusion of the three-year performance period

●    Units are denominated in shares but settled in cash based on the stock price on the date of vesting; the awards are non-dilutive

●    Dividend equivalents (“DERs”) are accrued during the performance period and are paid based on the actual number of units earned and vested

Leverage Performance Units	10%

●    Performance awards that are earned based upon achievement of leverage reduction targets over the three-year performance period, January 1, 2023 through December 31, 2025

●    Performance goals are intended to improve our financial profile

●    Payout will range between 0% to 200% of units awarded at target

●    Earned units cliff-vest following conclusion of the three-year performance period

●    Units are denominated in shares but settled in cash based on the stock price on the date of vesting; the awards are non-dilutive

●    Dividend equivalents are accrued during the performance period and are paid based on the actual number of units earned and vested

ARCHROCK, INC. 2024 PROXY STATEMENT | 42

Total Stockholder Return (“TSR”) Performance Units	20%

●    Performance awards that are earned based upon relative and absolute TSR rank relative to our peer group over the three-year performance period, January 1, 2023 through December 31, 2025

●    Performance goals are intended to drive long-term consistent stockholder value

●    Payout will range between 0% to 250% of units awarded at target

●    Earned units cliff-vest following conclusion of the three-year performance period

●    Units are denominated in shares and settled in shares on a one-for-basis, complimentary to the underlying performance criteria and the value creation aspect of the award

●    Dividend equivalents are accrued during the performance period and are paid based on the actual number of units earned and vested

Long-Term Incentive Plans. Grants of restricted stock and performance-based restricted stock units were made under the Archrock, Inc. 2020 Stock Incentive Plan, which was approved by our stockholders in April 2020. The 2020 Stock Incentive Plan is administered by our Compensation Committee.

Timing of Awards. We generally seek to grant equity incentive awards on a regular and predictable cycle, and we have historically granted during the first quarter of each year. Our Compensation Committee establishes its schedule for granting annual LTI Awards several months in advance and does not grant such awards based on knowledge of material nonpublic information. Equity-based awards are occasionally granted at other times during the year, such as upon the hiring of a new employee or following the promotion of an employee.

Named Executive Officers’ 2023 LTI Awards. In determining the grant of 2023 LTI Awards, our Compensation Committee considered the factors discussed above under “How Our Compensation Committee Determines Executive Compensation,” and also reviewed share utilization with respect to the 2020 Stock Incentive Plan, and potential overhang and burn rate under various award scenarios. Our Compensation Committee also considered the retention aspect of awards as well as performance metrics that balance short- and long-term objectives. The following chart provides the total value of each Named Executive Officer’s 2023 LTI Award based on the grant date market value of our stock and the number of shares and units awarded (in the case of performance-based units, listed at target payout).

Name	Target Long-Term Incentive Grant Date Value ($)	Restricted Stock (#)	CAD Performance Units (#)	Leverage Performance Units (#)	TSR Performance Units (#)
Childers	4,600,000	292,933	48,832	48,832	97,664
Aron	1,700,000	108,280	18,046	18,046	36,093
Hildebrandt	1,100,000	70,063	11,677	11,677	23,354
Ingersoll	750,000	47,770	7,961	7,961	15,923
Thode	750,000	47,770	7,961	7,961	15,923

2023 Performance-Based LTI Awards.

CAD and Leverage Performance Units. The percentage of 2023 CAD and Leverage Performance Units that may be earned will be based on the achievement of the performance factors over a three-year performance period as indicated in the chart below.

ARCHROCK, INC. 2024 PROXY STATEMENT | 43

Performance Achievement and Payout
Performance Factor Measured from January 1, 2023 to December 31, 2025	Below Threshold (0% payout)	Threshold (50% payout)	Target (100% payout)	Maximum (200% payout)
Cumulative CAD Adjusted EBITDA, minus Maintenance and other Capital Expenditures, minus Cash Taxes, minus Cash Interest measured for the three-year performance period	<$494M	$494M	$617M	$741M

Leverage[1]

The ratio of (a) Total Indebtedness as of the performance period end to (b) EBITDA (earnings before interest, taxes, depreciation and amortization) for the period of four (4) consecutive fiscal quarters most recently ended (i.e., EBITDA as of the performance period end)

	>4.5x	4.0x	3.75x	=/<3.5x

1 The calculation of Leverage includes the Parent and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP. All capitalized terms have the meaning ascribed to them under the Company’s revolving credit agreement.

At the conclusion of the performance period, a number of CAD and Leverage Performance Units ranging from 0% to 200% of the total number of units granted will be earned. If the Company’s performance falls between the levels specified in the chart, the percentage of CAD and Leverage Performance Units that will be earned will be determined using straight-line interpolation between such levels. No payout will be earned if the Company’s CAD and Leverage performance is below the threshold level. The earned CAD and Leverage Performance Units are also subject to three-year cliff vesting on January 25, 2026, subject to continued employment through the vesting date. In addition, the award is subject to accelerated vesting as described below under “Potential Payments upon Termination or Change of Control”. Each earned CAD and Leverage Performance Unit is payable in cash based on the market closing price of our common stock on the date of vesting. The award includes tandem DERs which are accrued during the performance period and will be paid based on the number of units earned and vested.

ARCHROCK, INC. 2024 PROXY STATEMENT | 44

TSR Performance Units. The percentage of 2023 TSR Performance Units that may be earned will be based on our absolute and relative TSR performance rank relative to the companies in our 2023 peer group at the conclusion of the three-year performance period.

Performance Achievement and Payout[1]
		Absolute Annualized TSR Performance
Performance Factor
Total Shareholder Return [2]	Rank[3]	Below -20%	-10%	0%	10%	Above 20%
	1	150%	175%	200%	225%	250%
	2	138%	161%	184%	207%	230%
	3	126%	147%	168%	189%	209%
	4	113%	132%	151%	170%	189%
	5	101%	118%	135%	152%	169%
	6	89%	104%	119%	133%	148%
	7	77%	89%	102%	115%	128%
	8	66%	77%	88%	100%	111%
	9	57%	66%	75%	85%	94%
	10	47%	54%	62%	70%	78%
	11	30%	40%	49%	55%	61%
	12	20%	28%	36%	41%	45%
	13	0%	0%	0%	25%	35%
	14	0%	0%	0%	0%	25%

1 Payouts assume no changes in the 2023 peer group. In the event a company in the peer group becomes insolvent or liquidates, that company shall remain in the group, but will be moved to the lowest rank. In the event a company is acquired or merged into another company and is not the surviving company, or as a result of any other corporate transaction, such company shall be removed from the peer group and the percentile payouts shall be ratably adjusted.

2 Total Shareholder Return is the Average Fair Market Value at the end of the performance period plus dividends paid over the performance period divided by the Average Fair Market Value at the beginning of the performance period. Average Fair Market Value as of any given date is the average fair market value of a share of Archrock common stock during the 20 consecutive trading dates ending on and including such date.

3 Rank is based on 2023 Peer Group.

Based on (i) our ordinal rank in the peer group and (ii) our annualized TSR performance, at the conclusion of the performance period, a number of TSR Performance Units ranging from 0% to 250% of the total number of TSR Performance Units granted will become earned. If the Company’s annualized absolute TSR performance falls between the levels specified in the chart above, the percentage of TSR Performance Units that will be earned will be determined using straight-line interpolation between such levels. No payout will be earned if the Company’s TSR rank and annualized performance is below the threshold level. The earned TSR Performance Units are also subject to three-year cliff vesting on January 25, 2026, subject to continued employment through the vesting date. In addition, the award is subject to accelerated vesting as described below under “Potential Payments upon Termination or Change of Control”. Each earned TSR Performance Unit is payable as a share of common stock upon vesting. The award includes tandem DERs which are accrued during the performance period and will be paid based on the number of units earned and vested.

2021 Performance Units. In 2021, our Compensation Committee awarded performance units to our Named Executive Officers measured over the period of January 1, 2021 through December 31, 2023 (the “2021 Performance Units”) based on the following performance criteria:

●	total stockholder return (the “2021 TSR Performance Units”), the payment of which was based on our stock price performance relative to our 2021 peer group. Archrock ranked 8th among the 11 other companies included in the comparison (reduced from 14 companies due to mergers and acquisitions). Based on this result, our Compensation Committee determined that the 2021 TSR Performance Units were payable at 71% of target.

ARCHROCK, INC. 2024 PROXY STATEMENT | 45

●	growth in cash available for dividend (the “2021 CAD Performance Units”), the payment of which was based on the average annual dividend growth rate per share. The average annual dividend growth rate over the performance period was $614 million. Based on this result, our Compensation Committee determined that the 2021 CAD Performance Units were payable at 132% of target.

●	Leverage (the “2021 Leverage Performance Units”), the payment of which was based on the ratio of (a) Total Indebtedness as of the Performance Period end to (b) EBITDA (earnings before interest, taxes, depreciation and amortization) for the period of four consecutive fiscal quarters most recently ended. The Leverage ratio over the performance period was 3.53x. Based on this result, our Compensation Committee determined that the 2021 Leverage Performance Units were payable at 197% of target.

The following chart provides the number of 2021 Performance Units awarded and earned and paid based on actual performance. Each earned 2021 TSR Performance Unit was settled as a share of common stock and cash dividends accrued over the performance period were paid based on the number of units earned. Each earned 2021 CAD and Leverage Performance Unit was settled in cash and cash dividends accrued over the performance period were paid based on the number of units earned.

	2021 TSR Performance Units		2021 CAD Performance Units		2021 Leverage Performance Units
Name	Payable at Target	Paid Based on Performance	Payable at Target	Paid Based on Performance	Payable at Target	Paid Based on Performance
Childers	76,635	54,410	38,318	50,580	38,317	75,484
Aron	20,560	14,597	10,280	13,570	10,280	20,251
Hildebrandt	15,887	11,279	7,944	10,487	7,943	15,647
Ingersoll	11,214	7,961	5,607	7,401	5,607	11,046
Thode	11,214	7,961	5,607	7,401	5,607	11,046

Vesting of LTI Awards. All annual awards granted to employees, including our Named Executive Officers, include a minimum three-year vesting period.

Upon a Termination Due to Death or Disability. The award agreements for all outstanding equity awards provide that, upon a termination due to death or disability, the award will accelerate in full.

Upon a Change of Control. The award agreements for all outstanding equity awards are structured as “double trigger” arrangements, that is, they provide that no portion of the award shall be subject to accelerated vesting solely upon a change of control. Instead, such awards will be subject to accelerated vesting only in the event of termination of employment by the Company without cause or by the executive for good reason six months prior to or within eighteen months following a change of control.

In both instances, performance units will accelerate (a) in full based on the achievement of the applicable performance measures if such achievement has been or can be determined by our Compensation Committee in good faith or (b) if our Compensation Committee cannot reasonably determine the achievement percentage, then achievement at the target performance level.

ARCHROCK, INC. 2024 PROXY STATEMENT | 46

OTHER COMPENSATION POLICIES, PRACTICES AND GUIDELINES

COMPENSATION-RELATED POLICIES

Stock Ownership Requirements. Our Compensation Committee believes that stock ownership requirements closely align our Named Executive Officers’ interests with those of our stockholders by ensuring they hold a meaningful ownership stake in our Company. Our Chief Executive Officer is required to hold an aggregate amount of our common stock with a market value of at least five times his annual base salary (two times annual base salary in the case of our other Named Executive Officers). Our Compensation Committee reviews the stock ownership of our Named Executive Officers annually as of June 30. As of the date of this Proxy Statement, all Named Executive Officers subject to the stock ownership guidelines were in compliance with the guidelines.

Prohibition on Hedging and Pledging. Company policy prohibits all employees and directors from entering into any transaction designed to hedge or offset any decrease in the market value of our equity securities, including purchasing financial instruments (such as variable forward contracts, equity swaps, collars or exchange funds), or otherwise trading in market options (such as puts or calls), warrants, or other derivative instruments of our equity securities. In addition, our Named Executive Officers and directors may not pledge, hypothecate or otherwise encumber shares of the Company’s common stock as collateral for indebtedness.

Executive Compensation Recoupment. The Company has adopted a Clawback policy effective as of October 2, 2023 in compliance with New York Stock Exchange listing rules. The Clawback policy requires the recovery of erroneously awarded incentive-based compensation received by Officers in the three completed fiscal years immediately preceding the date on which the Board concludes or reasonably should have concluded that the Company is required to prepare an accounting restatement due to the noncompliance of the Company with any financial reporting requirement under securities laws. For this purpose, “Officers” include Mmes. Henderson and Hildebrandt and Messrs. Aron, Childers, Ingersoll and Thode and would include any executive officer (as defined in Rule 10D-1(d) of the Exchange Act) during the applicable three-year period. Additionally, “incentive-based compensation” generally means all bonuses and other incentive and equity compensation (including, but not limited to, stock options), the amount, payment and/or vesting of which was calculated based on such restated financial reporting measures. Each Officer has acknowledged that he or she agrees to be bound by the terms of and comply with the Company’s Clawback policy.

RETIREMENT SAVINGS, WELFARE AND OTHER BENEFITS

Our Named Executive Officers participate in our Company-sponsored benefit programs on generally the same basis as other salaried employees. These benefits are designed to provide retirement income and protection against the financial hardship that can result from illness, disability or death.

Retirement Savings Plan. The Archrock 401(k) Plan allows certain employees who are U.S. citizens, including our Named Executive Officers, to defer a portion of their eligible salary, up to the Internal Revenue Code (the “Code”) maximum deferral amount, on a pre-tax basis or on a post-tax (Roth) basis. Participants make contributions to an account maintained by an independent trustee and direct how those contributions are invested. We match 100% of a participant’s contribution up to a maximum of 5% of his or her annual eligible compensation. Participants vest in our matching contributions after two years of employment.

Employee Stock Purchase Plan. The Archrock, Inc. Employee Stock Purchase Plan (the “ESPP”) provides our eligible employees, including our Named Executive Officers, the opportunity to purchase our common stock through payroll deductions and is designed to comply with Section 423 of the Code. Our Compensation Committee, which administers the ESPP, has the discretion to set the purchase price at 85% to 100% of the fair market value of a share of our common stock on one of the following dates: (i) the offering date, (ii) the purchase date or (iii) the offering date or the purchase date, whichever is lower. Employees who elected to participate in the ESPP could purchase a share of our common stock at the lesser of (a) 95% of the fair market value of a share of common stock on the offering date or (b) 95% of the fair market value of a share of common stock on the purchase date. Offering periods consist of three-month periods, or such other periods as may be determined from time to time by our Compensation Committee. A total of 1,000,000 shares of our common stock has been authorized and reserved for issuance under the ESPP. As of December 31, 2023, 346,891 shares remained available for purchase under the ESPP.

 ARCHROCK, INC. 2024 PROXY STATEMENT | 47

Deferred Compensation Plan. The Archrock, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”) allows certain key employees who are U.S. citizens, including our Named Executive Officers, to defer receipt of their compensation, including up to 90% of their salaries and bonuses, and be credited with Company contributions designed to serve as a make-up for the portion of the employer-matching contribution that cannot be made under the Archrock 401(k) Plan due to Code limits. Participants generally must make elections relating to compensation deferrals and plan distributions in the year preceding that in which the compensation is earned. Contributions to the Deferred Compensation Plan are self-directed investments in the various funds available under the plan. There are thus no interest calculations or earnings measures other than the performance of the investment funds selected by the participant. Participants direct how their contributions are invested and may change these investment elections at any time.

Health and Welfare Benefit Plans. We maintain a standard complement of health and welfare benefit plans for our employees, including our Named Executive Officers, which provide medical, dental and vision benefits, employee assistance, health savings and flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance and life insurance coverage. These benefits are provided to our Named Executive Officers on the same terms and conditions as they are provided to our other employees.

Perquisites. Our Compensation Committee has approved a de minimis amount of perquisites for our Named Executive Officers that falls below the $10,000 disclosure threshold; for the benefit of the Company, the only perquisite currently provided to our Named Executive Officers is an annual executive physical. Our Compensation Committee believes this approach to perquisites is in our stockholders’ best interest.

AGREEMENTS WITH EXECUTIVE OFFICERS

Executive Employment Letters. Each of our Named Executive Officers entered into employment letters with us, which set forth the applicable executive’s initial title, reporting relationship and compensation (the “Employment Letters”). Under the Employment Letters, each such Named Executive Officer is eligible for an annual base salary, short-term incentive target and LTI Award value, which are subject to annual review by our Compensation Committee. In addition, each Employment Letter provides that the applicable executive is eligible to participate in all employee benefit plans maintained by the Company.

Agreements Related to Termination of Employment. We have entered into severance benefit agreements and change of control agreements with each of our Named Executive Officers. Our Compensation Committee believes that severance and change of control agreements are necessary to attract and retain executive talent and are, therefore, a customary part of executive compensation. Our change of control agreements are structured as “double trigger” agreements. In other words, the change of control alone does not trigger benefits; rather, benefits are paid only if the executive incurs a qualifying termination of employment within six months prior to or 18 months following a change of control. See “Severance Benefit and Change of Control Arrangements” and “Potential Payments upon Termination or Change of Control” for a description of the terms of and the potential payouts under those agreements.

Executive Retention Agreement. On January 25, 2024 (the “Effective Date”), the Company entered into a Retention Incentive Agreement (the “Retention Agreement”) with D. Bradley Childers, the Company’s President and Chief Executive Officer. Under the Retention Agreement, the Company agreed to provide certain retirement benefits to Mr. Childers, who is currently 59 years old, if he remains employed with the Company until the age of 62 and thereafter retires, subject to certain exceptions set forth therein.

The Retention Agreement provides, in the event of Mr. Childers’ qualifying retirement (including on account of death or disability) after reaching age 62, that (i) any outstanding equity, equity-based or cash awards based in common stock of the Company (“Equity Awards”) will continue to vest pursuant to their terms generally on the same basis as if Mr. Childers had remained employed (and performance-based awards will remain subject to achievement of all relevant performance goals), (ii) Mr. Childers may request cash settlement for time-based Equity Awards granted on or after the Effective Date (which awards will be granted in the form of restricted stock units with dividend equivalent rights), (iii) Mr. Childers will receive a prorated annual short-term incentive payment for the year of his retirement, with such payment determined based on actual performance relative to applicable Company performance metrics for the year (except that Mr. Childers’ individual performance percentage for the year will be deemed achieved at 100% of the target level), and (iv) Mr. Childers and his covered dependents will be eligible to continue to receive medical, dental and vision coverage at active employee rates through the date of Medicare eligibility (or, with respect to Mr. Childers’ covered dependents, through the end of the scheduled vesting period of the outstanding Equity Awards).

 ARCHROCK, INC. 2024 PROXY STATEMENT | 48

The Retention Agreement generally does not supersede or replace the Severance Benefit Agreement or Change of Control Agreement previously entered into between Mr. Childers and the Company, which remain in effect, except that in the case Mr. Childers incurs a qualifying termination under the Severance Benefit Agreement after attaining age 61 ½ and not in connection with a change in control, he will receive Equity Award vesting as provided above, without duplication, in lieu of the equity award vesting rights provided under the Severance Benefit Agreement.

In consideration of the foregoing benefits, Mr. Childers has agreed not to seek to hire or solicit the Company’s employees or compete in certain respects with the Company for the duration of the entire scheduled vesting period of his Equity Awards.

RISK ASSESSMENT RELATED TO OUR COMPENSATION STRUCTURE

Pearl Meyer performed an analysis of our compensation practices in 2023 to identify areas of compensation-related risk and risk mitigation. Pearl Meyer’s analysis supports our position that our compensation practices reflect sound risk management practices and do not promote risks that are reasonably likely to result in a material adverse effect on us. For example, our Compensation Committee and management set performance goals in light of past performance, future expectations and market conditions that they believe do not encourage the taking of unreasonable risks. Our Compensation Committee believes its practice of considering non-financial and other qualitative factors in determining compensation awards discourages excessive risk taking and encourages good judgment. In addition, we believe executive compensation is allocated between cash and equity-based awards, between fixed and variable awards, and between short-term and long-term focused compensation in a manner that encourages decision-making that balances short-term goals with long-term goals and thereby reduces the likelihood of excessive risk taking. Finally, our Compensation Committee has established (a) short-term incentives that balance various Company objectives and provide for payout limits, and (b) LTI Awards with three-year minimum performance and vesting periods; we believe these program features further balance short- and long-term objectives and encourage employee behavior designed to achieve sustained profitability and stockholder value. Pursuant to our policy, and taking into consideration the positive results of Pearl Meyer’s risk review in 2023, a risk assessment will be conducted again in 2025.

TAX AND ACCOUNTING CONSIDERATIONS

Section 162(m) of the Code. Section 162(m) of the Code generally disallows the deductibility of certain compensation expenses in excess of $1,000,000 to certain executive officers within a fiscal year. Compensation that is “performance-based” may be excluded from this limitation only if it is payable pursuant to a binding written agreement in effect on November 2, 2017 that is not materially modified. We believe that maintaining the discretion to evaluate the performance of and compensate our executive officers is an important part of our responsibilities and benefits our stockholders, even if compensation may be non-deductible under Section 162(m) of the Code. In light of the repeal of the performance-based compensation exception to Section 162(m) of the Code, our Compensation Committee expects in the future to approve compensation that is non-deductible for income tax purposes.

Section 280G of the Code. Section 280G of the Code disallows a tax deduction for excess parachute payments to certain executives of companies that undergo a change of control. In addition, Section 4999 of the Code imposes a 20% excise tax on the individual with respect to the excess parachute payment. Parachute payments are compensation linked to or triggered by a change of control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from LTI plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G of the Code based on the executive’s average prior compensation. Since 2009, we have had a policy of prohibiting tax gross-ups on income attributable to change of control agreements and other executive benefit agreements, which is discussed further in “Potential Payments upon Termination or Change of Control”.

Accounting for Stock-Based and Unit-Based Compensation. We have followed Financial Accounting Standards Board Accounting Standards Codification 718, “Stock Compensation” (“ASC 718”) in accounting for stock-based and unit-based compensation awards. ASC 718 requires companies to calculate the grant date “fair value” of their stock-based and unit-based awards using a variety of assumptions. ASC 718 also requires companies to recognize the compensation cost of their stock-based and unit-based awards in their income statements over the period that an employee is required to render service in exchange for the award. We expect that we will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our stock incentive plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

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REPORT OF THE COMPENSATION COMMITTEE

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, our Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors

James H. Lytal, Chair

Gordon T. Hall

J.W.G. (“Will”) Honeybourne

Leonard W. Mallett

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COMPENSATION TABLES

SUMMARY COMPENSATION

The following table shows the compensation paid during the years shown to our Named Executive Officers.

Name and Title	Year	Salary ($) (1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
D. Bradley Childers	2023	875,000	5,211,360	1,859,375	75,000	8,020,736
President and Chief	2022	849,760	4,879,884	1,400,000	62,988	7,192,632
Executive Officer	2021	710,937	4,375,869	1,453,200	69,266	6,609,272
	2020	782,452	4,245,524	1,021,000	74,272	6,123,248
Douglas S. Aron	2023	538,462	1,925,922	823,846	55,600	3,343,830
Senior Vice President and	2022	490,769	1,626,606	573,533	52,511	2,743,458
Chief Financial Officer	2021	437,000	1,173,997	560,243	39,224	2,210,464
	2020	448,462	1,061,376	347,477	50,178	1,907,493
Stephanie C. Hildebrandt	2023	488,462	1,246,179	622,788	48,695	2,406,124
Senior Vice President,	2022	443,077	975,968	485,435	46,132	1,950,612
General Counsel and Secretary	2021	399,000	907,169	479,556	32,972	1,818,697
	2020	409,231	849,090	260,437	39,549	1,558,308
Jason G. Ingersoll	2023	413,462	849,651	536,467	40,456	1,840,035
Senior Vice President,	2022	371,538	704,848	484,328	35,594	1,596,308
Sales and Operations Support	2021	342,000	640,341	383,160	27,750	1,393,251
	2020	350,385	636,816	213,000	33,020	1,233,221
Eric W. Thode	2023	413,462	849,651	514,011	40,603	1,817,727
Senior Vice President,	2022	371,538	704,848	398,602	38,765	1,513,753
Operations	2021	337,500	640,341	403,757	31,213	1,412,811
	2020	329,808	530,688	286,760	19,500	1,166,756

(1)	Amounts reported in this column reflect base salaries earned on a fiscal year basis.

(2)	The amounts in this column for 2023 represent the grant date fair value of (a) restricted stock, (b) CAD Performance Units and Leverage Performance Units at target level and (c) TSR Performance Units at target level. The grant date fair values of the CAD and Leverage Performance Units at maximum potential payout are as follows:

Name	CAD Performance Units Maximum Payout (based on $9.42 grant date fair value) ($)	Leverage Performance Units Maximum Payout (based on $9.42 grant date fair value) ($)
Childers	919,995	919,995
Aron	339,987	339,987
Hildebrandt	219,995	219,995
Ingersoll	149,985	149,985
Thode	149,985	149,985

The grant date fair value of performance awards at target payout in the Summary Compensation table and at maximum payout in the above table is calculated in accordance with ASC 718. The amounts reflect our accounting expense and do not correspond to the actual value that was considered by our Compensation Committee on the date of grant nor the value that will be recognized by our Named Executive Officers. For a discussion of valuation assumptions, see Note 18 (Stock-Based Compensation) to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023. See “Long-Term Incentive Compensation – Named Executive Officers’ 2023 LTI Awards” for the target grant date value approved by our Compensation Committee.

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(3)	The amounts in this column for 2023 represent cash payments under the 2023 Incentive Program, which covered the compensation measurement and performance year ended December 31, 2023, and were paid during the first quarter of 2024.

(4)	The amounts in this column for 2023 include the following:

Name	401(k) Plan Company Contribution ($) (a)	Deferred Compensation Plan Company Contribution ($) (b)	Other ($) (c)	Total ($)
Childers	16,500	58,500	—	75,000
Aron	16,500	39,100	—	55,600
Hildebrandt	16,500	32,195	—	48,695
Ingersoll	16,500	23,956	—	40,456
Thode	16,500	24,103	—	40,603

(a)	The amounts shown represent the Company’s matching contributions for 2023.

(b)	Our Named Executive Officers could contribute up to 90% of their base pay and bonus to the Deferred Compensation Plan, and the Company made certain matching contributions designed to serve as a make-up for the portion of the employer matching contributions that cannot be made under our 401(k) Plan due to Code limits.

(c)	None of our Named Executive Officers received aggregate perquisites or personal benefits in excess of $10,000 during 2023.

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GRANTS OF PLAN-BASED AWARDS

The following table shows the short- and long-term incentive plan awards granted to the Named Executive Officers in 2023.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock Awards ($) (4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Childers	1/26/2023	—	1,093,750	2,187,500	—	97,664	195,328	—	919,995
	1/26/2023					97,664	244,160		1,531,372
	1/26/2023							292,993	2,759,994
Aron	1/26/2023	—	495,000	990,000	—	36,092	72,184	—	339,987
	1/26/2023					36,093	90,233		565,938
	1/26/2023							108,280	1,019,998
Hildebrandt	1/26/2023	—	375,000	750,000	—	23,354	46,708	—	219,995
	1/26/2023					23,354	58,385		366,191
	1/26/2023							70,063	659,993
Ingersoll	1/26/2023	—	318,750	637,500	—	15,922	31,844	—	149,985
	1/26/2023					15,923	39,808		249,673
	1/26/2023							47,770	449,993
Thode	1/26/2023	—	318,750	637,500	—	15,922	31,844	—	149,985
	1/26/2023					15,923	39,808		219,673
	1/26/2023							47,770	449,993

(1)	The amounts in these columns show the range of potential payouts under the 2023 Incentive Program. The actual payouts under the plan were determined in February 2024 and paid in March 2024, and are included in the Summary Compensation table for 2023.

(2)	The amounts in these columns show the range of potential payouts of performance units awarded under the 2020 Stock Incentive Plan and cliff vest at the conclusion of a three-year performance period, subject to continued employment. “Target” is 100% of the number of 2023 performance units awarded. “Threshold” is the lowest possible payout (0% of the grant), and “Maximum” is the highest possible payout (200% - 250% of the grant). The entries include (a) CAD and Leverage Performance Units, which are combined in the chart with each performance objective weighted at 50% of the total award (cash settled) and (b) TSR Performance Units (stock settled). See also “Long-Term Incentive Compensation – 2023 Performance-Based LTI Awards” for more information regarding these awards.

(3)	Shares of restricted stock awarded under the 2020 Stock Incentive Plan that vest one-third per year over a three-year period, subject to continued service through each vesting date.

(4)	The grant date fair value of performance units (at target) and restricted stock is calculated in accordance with ASC 718. For a discussion of valuation assumptions, see Note 18 (Stock-Based Compensation) to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table shows our Named Executive Officers’ equity awards and equity-based awards denominated in our common stock outstanding at December 31, 2023.

	Stock Awards (1)
Name	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested ($) (3)
Childers	583,658	8,988,333	76,635 (4)	1,180,179
			107,014 (5)	1,648,016
			97,664 (6)	1,504,026
			76,635 (7)	1,180,179
			107,015 (8)	1,648,031
			97,664 (9)	1,504,026
Aron	200,183	3,082,818	20,560 (4)	316,624
			35,670 (5)	549,318
			36,092 (6)	555,817
			20,560 (7)	316,624
			35,671 (8)	549,333
			36,093 (9)	555,832
Hildebrandt	128,755	1,982,827	15,887 (4)	244,660
			21,402 (5)	329,591
			23,354 (6)	359,652
			15,887 (7)	244,660
			21,403 (8)	329,606
			23,354 (9)	359,652
Ingersoll	89,899	1,384,445	11,214 (4)	172,696
			15,456 (5)	238,022
			15,922 (6)	245,199
			11,214 (7)	172,696
			15,457 (8)	238,038
			15,923 (9)	245,214
Thode	89,899	1,384,445	11,214 (4)	172,696
			15,456 (5)	238,022
			15,922 (6)	245,199
			11,214 (7)	172,696
			15,457 (8)	238,038
			15,923 (9)	245,214

(1)	No options were outstanding at December 31, 2023.

(2)	Includes shares of restricted stock that vest at the rate of one-third per year beginning on the initial vesting date shown below, subject to continued service through each vesting date.

Name	Unvested Shares	Initial Vesting Date
Childers	76,635	3/5/22
	214,030	1/25/23
	292,993	1/25/24
Aron	20,560	3/5/22
	71,343	1/25/23
	108,280	1/25/24

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Name	Unvested Shares	Initial Vesting Date
Hildebrandt	15,887	3/5/22
	42,805	1/25/23
	70,063	1/25/24
Ingersoll	11,214	3/5/22
	30,915	1/25/23
	47,770	1/25/24
Thode	11,214	3/5/22
	30,915	1/25/23
	47,770	1/25/24

(3)	Based on the market closing price of our common stock on December 31, 2023: $15.40.

(4)	Unearned 2021 CAD Performance and Leverage Units that were outstanding as of December 31, 2023 and cliff vested on March 5, 2024. Amounts shown are the number of units awarded at target performance. The number of actual units paid were determined by our Compensation Committee following the conclusion of the three-year performance period, January 1, 2021 through December 31, 2023, as discussed under “Long-Term Incentive Compensation – 2021 Performance Units.”

(5)	Unearned 2022 CAD Performance and Leverage Units that cliff vest on January 25, 2025, subject to continued service through the vest date. Amounts shown are the number of units awarded at target performance. The number of actual units paid will be determined by our Compensation Committee following the conclusion of the three-year performance period, January 1, 2022 through December 31, 2024.

(6)	Unearned 2023 CAD Performance and Leverage Units that cliff vest on January 25, 2026, subject to continued service through the vest date. Amounts shown are the number of units awarded at target performance. The number of actual units paid will be determined by our Compensation Committee following the conclusion of the three-year performance period, January 1, 2023 through December 31, 2025.

(7)	Unearned 2021 TSR Performance Units that were outstanding as of December 31, 2023 and cliff vested on March 5, 2024. Amounts shown are the number of units awarded at target performance. The number of actual units paid were determined by our Compensation Committee following the conclusion of the three-year performance period, January 1, 2021 through December 31, 2023, as discussed under “Long-Term Incentive Compensation – 2021 Performance Units.”

(8)	Unearned 2022 TSR Performance Units that cliff vest on January 25, 2025, subject to continued service through the vest date. Amounts shown are the number of units awarded at target performance. The number of actual units paid will be determined by our Compensation Committee following the conclusion of the three-year performance period, January 1, 2022 through December 31, 2024.

(9)	Unearned 2023 TSR Performance Units that cliff vest on January 25, 2026, subject to continued service through the vest date. Amounts shown are the number of units awarded at target performance. The number of actual units paid will be determined by our Compensation Committee following the conclusion of the three-year performance period, January 1, 2023 through December 31, 2025.

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STOCK VESTED

The following table shows the value realized by the Named Executive Officers upon the vesting of equity awards covering our common stock during 2023. No stock options were outstanding or exercised during 2023.

	Stock Awards
Name	Number of Shares and Units Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
Childers	374,627	3,868,013
Aron	103,977	1,066,724
Hildebrandt	75,486	780,026
Ingersoll	55,318	571,401
Thode	50,544	521,756

(1)	Includes our restricted stock and stock- and cash-settled performance units that vested during 2023.

(2)	The value realized for vested awards was determined by multiplying the fair market value of our common stock (the market closing price of our common stock on the vesting date) by the number of shares or units that vested, plus dividend equivalents attributable to the 2020 Performance Units, which were accrued over the three-year performance and vesting period and paid upon vesting, in the amount of $194,611 for Mr. Childers, $48,652 for Mr. Aron, $38,921 for Ms. Hildebrandt, $29,191 for Mr. Ingersoll and $24,326 for Mr. Thode. Shares and units vested on various dates throughout the year; therefore, the value listed represents the aggregate value of all shares and units that vested for each Named Executive Officer in 2023.

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NONQUALIFIED DEFERRED COMPENSATION

The following table shows the Named Executive Officers’ compensation for 2023 under our nonqualified deferred compensation plan.

Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings/ (Losses) in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Childers	52,500	58,500	198,581	—	1,070,979
Aron	33,360	39,100	62,928	—	429,635
Hildebrandt	29,247	32,195	50,744	—	262,388
Ingersoll	17,956	23,956	36,970	—	225,435
Thode	40,603	24,103	25,060	—	181,077

(1)	The amounts in this column represent Company contributions to each Named Executive Officer’s Deferred Compensation Plan account earned in 2023 but paid in the first quarter of 2024. These amounts are included in “All Other Compensation” in the Summary Compensation table for 2023 and in “Aggregate Balance at Last Fiscal Year End” in this table.

Under our Deferred Compensation Plan, eligible employees are permitted to defer receipt of up to 90% of their base salary and bonus. We also make certain employer matching contributions designed to serve as a make-up for the portion of the employer matching contributions that cannot be made under our 401(k) Plan due to Code limits. The amounts deferred under each participant’s Deferred Compensation Plan account are deemed to be invested in investment alternatives chosen by the participant from a range of choices established by the plan administrator. The balances of participant accounts are adjusted to reflect the gains or losses that would have been obtained if the participant contributions had actually been invested in the applicable investment alternatives.

Participants may elect to defer the distribution of their account balances until the occurrence of a specified future date or event, including: (a) a future date while the participant is employed by us, as specified by the participant, (b) the participant’s separation from service (within the meaning of Section 409A of the Code), including due to death, or (c) the participant’s disability. Participants may also elect whether to receive distributions of their account balances in a single lump-sum amount or in annual installments to be paid over a period of two to ten years.

Payment of a participant’s account will be made or commence, as applicable, as follows:

●	for lump sum payments, on the earlier of: (x) in the case of a specified in-service date, January 1 of such year and (y) in the case of a separation from service or disability, the date of the participant’s separation of service or, if earlier, disability and

●	for installment payments, the earlier of: (x) in the case of a specified in-service date, January 1 of such year and (y) in the case of a separation from service or disability, January 1 of the calendar year immediately following the date of the participant’s separation of service or, if earlier, disability.

The Deferred Compensation Plan is administered by our Compensation Committee. The Deferred Compensation Plan is an unfunded plan for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. We have established a “rabbi trust” to satisfy our obligations under the Deferred Compensation Plan.

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SEVERANCE BENEFIT AND CHANGE OF CONTROL ARRANGEMENTS

Severance Benefit Agreements. We have entered into a severance benefit agreement with each of our Named Executive Officers. Each such agreement provides that if the executive’s employment is terminated by us without cause or by the executive for good reason at any time through the term of the agreement (one year, to be automatically renewed for successive one-year periods until notice of non-renewal is given by either party), he or she will receive a lump sum payment in cash on the 35th day after the termination date equal to the sum of:

●	his or her annual base salary then in effect plus the target annual incentive program opportunity; plus

●	a pro-rated portion of his or her target annual incentive program opportunity for the termination year based on the length of time during which he or she was employed during such year; plus

●	any earned but unpaid annual incentive program award for the fiscal year ending prior to the termination date; plus

●	a payment equal to 12 months of the portion of the monthly premiums that would be payable by us under our group health plan had the executive’s employment not terminated, based on the executive’s elections as in effect on the termination date, together with the monthly administrative fee that would be assessed under COBRA.

In addition, the executive would be entitled to the accelerated vesting as of the termination date of that portion of each of his or her outstanding unvested Archrock equity, equity-based or cash awards that was scheduled to vest on the next vesting date immediately following the termination date. In the case of outstanding performance shares or units which are based in common stock of Archrock and subject to time-based cliff vesting at the end of a three-year performance period (including the CAD, Leverage and TSR Performance Units), such shares or units shall vest as follows: if the termination date occurs in the first year of the performance period, one-third of the performance units payable at target; if the termination date occurs in the second year of the performance period, two-thirds of the performance units payable at target; or if the termination date occurs in the third year of the performance period, depending on whether performance has been determined, (a) 100% of the performance units payable at target or (b) a percentage of the performance units payable at target based on actual performance.

Each executive’s entitlement to the payments and benefits under his or her severance benefit agreement is subject to his or her execution (and non-revocation) of a waiver and release for our benefit. In addition, each executive is subject to non-disparagement restrictions following termination.

Change of Control Agreements. We have entered into a change of control agreement with each of our Named Executive Officers. Each such agreement provides that if the executive’s employment is terminated by us other than for cause, death or disability, or by the executive for good reason (in each case, a “Qualifying Termination”), within six months before or 18 months following a change of control (as defined in the change of control agreements), he or she would receive a cash payment within 60 days after the termination date equal to:

●	two times (three times in the case of Mr. Childers) his or her current annual base salary plus two times (three times in the case of Mr. Childers) his or her target annual incentive program opportunity for that year; plus

●	a pro-rated portion of the target annual incentive program opportunity for the termination year based on the length of time during which the executive was employed during such year; plus

●	any earned but unpaid annual incentive program award for the fiscal year ending prior to the termination date; plus

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●	two times the total of the Company contributions that would have been credited to him or her under the Archrock 401(k) Plan and any other deferred compensation plan had he or she made the required amount of elective deferrals or contributions during the 12 months immediately preceding the termination month; plus

●	a lump-sum cash payment equal to twenty-four months of the portion of the monthly premiums that would be payable by us under our group health plan had the executive’s employment not terminated, based on the executive’s elections as in effect on the termination date, together with the monthly administrative fee that would be assessed under COBRA.

In addition, the executive would be entitled to the accelerated vesting of all his or her unvested LTI Awards.

Our change of control agreements do not provide for tax gross-ups. Instead, the agreements include a Section 280G “best pay” provision pursuant to which in the event any payments or benefits received by the executive would be subject to an excise tax under Section 4999 of the Code, the executive will receive either the full amount of his or her payments or a reduced amount such that no portion of the payments is subject to the excise tax (whichever results in the greater after-tax benefit to the executive).

Each executive’s entitlement to the payments and benefits under his or her change of control agreement is also subject to his or her execution (and non-revocation) of a waiver and release for our benefit. In addition, in the event an executive receives payments from the Company under his or her change of control agreement, such executive will be subject to confidentiality, non-disclosure, non-solicitation and non-competition restrictions for two years following a termination of his or her employment.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The following table shows the potential payments to the Named Executive Officers upon a theoretical termination of employment or change of control (as applicable) occurring on December 31, 2023. The amounts shown are, as applicable, based on each Named Executive Officer’s annual base salary and assumes an Archrock common stock value of $15.40 per share, the December 31, 2023 market closing price. The actual amount paid out to an executive upon an actual termination or change of control can only be determined at the time of such event.

Name	Termination Due to Death or Disability ($) (1)	Termination Without Cause or Resignation with Good Reason ($) (2)		Change of Control Without a Qualifying Termination ($) (3)	Change of Control with a Qualifying Termination ($) (3)
D. Bradley Childers
Cash Severance	—	3,062,500	(4)	—	7,000,000	(5)
Restricted Stock (6)	8,988,333	4,332,241		—	8,988,333
Performance Awards (7)	8,664,456	5,560,406		—	8,664,456
Other Benefits (8)	—	25,737		—	201,474
Total Pre-Tax Benefit	17,652,789	12,980,884		—	24,854,263
Douglas S. Aron
Cash Severance	—	1,540,000	(4)	—	2,585,000	(5)
Restricted Stock (6)	3,082,818	1,421,802		—	3,082,818
Performance Awards (7)	2,843,548	1,736,232		—	2,843,548
Other Benefits (8)	—	24,263		—	159,727
Total Pre-Tax Benefit	5,926,367	4,722,298		—	8,671,093
Stephanie C. Hildebrandt
Cash Severance	—	1,250,000	(4)	—	2,125,000	(5)
Restricted Stock (6)	1,982,827	933,915		—	1,982,827
Performance Awards (7)	1,867,820	1,168,552		—	1,867,820
Other Benefits (8)	—	22,420		—	142,231
Total Pre-Tax Benefit	3,850,647	3,374,887		—	6,117,878
Jason G. Ingersoll
Cash Severance	—	1,062,500	(4)	—	1,806,250	(5)
Restricted Stock (6)	1,384,445	655,960		—	1,384,445
Performance Awards (7)	1,311,864	826,236		—	1,311,864
Other Benefits (8)	—	27,592		—	136,095
Total Pre-Tax Benefit	2,696,309	2,572,288		—	4,638,654
Eric W. Thode
Cash Severance	—	1,062,500	(4)	—	1,806,250	(5)
Restricted Stock (6)	1,384,445	655,960		—	1,384,445
Performance Awards (7)	1,311,864	826,236		—	1,311,864
Other Benefits (8)	—	24,486		—	130,178
Total Pre-Tax Benefit	2,696,309	2,569,182		—	4,632,737

(1)	“Disability” is defined in the 2013 and 2020 Stock Incentive Plans.

(2)	“Cause” and “Good Reason” are defined in the severance benefit agreements.

(3)	“Qualifying Termination” is defined in the change of control agreements. No payments may be made in the event of a change of control absent a Qualifying Termination.

(4)	If the executive had been terminated without Cause or resigned with Good Reason on December 31, 2023, under the executive’s severance benefit agreement his or her cash severance would consist of (a) the sum of the executive’s base salary and target annual incentive opportunity (calculated as a percentage of annual base salary for 2023), plus (b) the executive’s target annual incentive opportunity (calculated as a percentage of annual base salary for 2023).

ARCHROCK, INC. 2024 PROXY STATEMENT | 60

(5)	If the Company consummated a change of control that was followed by the executive’s Qualifying Termination on December 31, 2023, under the executive’s change of control agreement his or her cash severance would consist of (a) two times (three times for Mr. Childers) the sum of the executive’s base salary and target annual incentive opportunity (calculated as a percentage of annual base salary for 2023), plus (b) the executive’s target annual incentive opportunity (calculated as a percentage of his or her annual base salary for 2023).

(6)	The amounts in this row represent the value of the accelerated vesting of the executive’s unvested restricted stock based on the December 31, 2023 closing price of our common stock.

(7)	The amounts in this row represent the value of the accelerated vesting of the executive’s unvested performance awards based on the December 31, 2023 market closing price of our common stock.

(8)	The amounts in this row represent each Named Executive Officer’s right to the payment, as applicable, of (a) in the event of a termination without Cause or voluntary resignation for Good Reason, a lump sum payment comprised of the executive’s medical benefit premiums for a one year period and the amount of the administrative fee assessed under COBRA, or (b) in the event of a Qualifying Termination in connection with a change of control, a lump sum payment comprised of the executive’s medical benefit premiums for a two year period, the amount of the administrative fee assessed under COBRA and two times the Company contributions for the preceding 24 months under the 401(k) Plan and deferred compensation plan.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Childers, our Chief Executive Officer. We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner that is intended to be consistent with Item 402(u) of Regulation S-K.

Mr. Childers had an annual total compensation of $8,020,736 in 2023 as reflected in the “Total” column of our Summary Compensation table included in this Proxy Statement. With respect to the annual total compensation of the median employee, we identified and calculated the elements of such employee’s compensation for 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation for 2023 of $114,309. As a result, we estimate that Mr. Childers’ 2023 annual total compensation was approximately 70 times that of the median of the annual total compensation of all of our employees (other than the CEO).

Archrock has elected to identify its median employee every three years unless there is a significant change in employee population or employee compensation arrangements. In determining the median employee, Archrock prepared a listing of all employees (including full-time, part-time, seasonal and temporary employees) as of December 31, 2023 and the total compensation of each such employee for fiscal year 2023.  The median employee was selected from this list and will not change for 2024 and 2025. Our Compensation Committee believes this is reasonable on the basis there has been no significant change in its employee population, employee compensation arrangements, or the compensation of the median employee.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

ARCHROCK, INC. 2024 PROXY STATEMENT | 61

PAY VERSUS PERFORMANCE

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. Our Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. Please refer to the Compensation Discussion and Analysis for the complete discussion as to how pay was determined.

Year	Summary Compensation Table (“SCT”) Total for Childers (PEO) (1) ($)	Compensation Actually Paid to Childers (PEO) (1,2,3) ($)	Average SCT Total for Non-PEO NEOs (1) ($)	Average Compensation Actually Paid to Non-PEO NEOs (1,2,3) ($)	Value of Initial Fixed $100 Investment Based On: (4)		Net Income ($MM)	Adjusted EBITDA (5) ($MM)
					TSR ($)	Peer Group TSR ($)
2023	8,020,736	17,142,980	2,351,929	4,321,844	202	147	105	450
2022	7,192,632	7,318,092	1,951,033	1,976,804	112	129	44	363
2021	6,609,272	3,716,961	1,708,806	1,212,821	87	106	28	326
2020	6,123,248	6,701,111	1,466,445	1,427,338	94	77	(68)	415

(1)	Mr. Childers was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are: Ms. Hildebrandt and Messrs. Aron, Ingersoll and Thode.

(2)	The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the SCT Total with certain adjustments as described in footnote 3 below.

(3)	“Compensation Actually Paid” reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts under Exclusion of Stock Awards are the totals from the Stock Awards column set forth in the SCT.

PEO – Mr. Childers

Year	SCT Total for PEO ($)	Exclusion of Equity Awards for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)
2023	8,020,736	(5,211,360)	14,333,604	17,142,980
2022	7,192,632	(4,879,884)	5,005,344	7,318,092
2021	6,609,272	(4,375,869)	1,483,558	3,716,961
2020	6,123,248	(4,245,524)	4,823,387	6,701,111

NON-PEO NEOs – Ms. Hildebrandt and Messrs. Aron, Ingersoll and Thode

Year	Average Summary SCT ($)	Average Exclusion of Equity Awards ($)	Average Inclusion of Equity Values ($)	Average Compensation Actually Paid ($)
2023	2,351,929	(1,217,851)	3,187,765	4,321,844
2022	1,951,033	(1,003,068)	1,028,839	1,976,804
2021	1,708,806	(840,462)	344,477	1,212,821
2020	1,466,445	(769,493)	730,386	1,427,338

ARCHROCK, INC. 2024 PROXY STATEMENT | 62

The amounts in Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

PEO – Mr. Childers

Year	Year-End Fair Value (“FV”) of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year ($)	Change in FV From Last Day of Prior Year to Last Day of Year of Unvested Equity Awards ($)	Change in FV From Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year ($)	Value of Dividends Paid on Equity Awards Not Otherwise Included ($)	Total Inclusion of Equity Values ($)
2023	9,297,628	3,848,748	427,795	759,436	14,333,604
2022	4,861,691	(818,579)	451,332	510,900	5,005,344
2021	2,958,118	(1,910,090)	(160,663)	596,192	1,483,558
2020	5,563,896	(558,310)	(874,186)	691,987	4,823,387

NON-PEO NEOs – Ms. Hildebrandt and Messrs. Aron, Ingersoll and Thode

Year	Average Year-End FV of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year ($)	Average Change in FV from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards ($)	Average Change in FV from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year ($)	Average Value of Dividends Paid on Equity Awards Not Otherwise Included ($)	Total Average Inclusion of Equity Values ($)
2023	2,172,778	776,209	80,634	158,145	3,187,765
2022	999,328	(149,194)	78,509	100,196	1,028,839
2021	568,159	(323,536)	(1,545)	101,400	344,477
2020	796,610	(65,803)	(87,950)	87,529	730,386

For the equity values included in the above tables, the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant.

(4)	The Peer Group TSR shown in this table utilizes the Alerian Midstream Energy Total Return (AMNAX) Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2023. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and the AMNAX Index. Historical stock price performance is not necessarily indicative of future stock performance.

(5)	We determined Adjusted EBITDA to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and other NEOs in 2023. Adjusted EBITDA is a Non-GAAP measure, and is defined in the Compensation Discussion and Analysis under “Annual Performance-Based Incentive Compensation.” Reconciliations of this non-GAAP financial measure to the most directly comparable GAAP measure may be found in the Company’s Fiscal Year 2023, 2022, 2021 and 2020 earnings releases, each filed on Form 8-K. This performance measure may not have been the most important financial performance measure for years 2022, 2021 and 2020 and we may determine a different financial performance measure to be the most important measure in future years.

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Company TSR

As demonstrated by the following chart, the amount of Compensation Actually Paid to our PEO and the average of Compensation Actually Paid to our other NEOs is aligned with the Company’s cumulative TSR over the three years presented in the chart. The alignment of Compensation Actually Paid with the Company’s TSR over the period is because a significant portion of the Compensation Actually Paid to our PEO and other NEOs is comprised of equity awards. As described in more detail in the section “Executive Compensation – Compensation Discussion and Analysis”, for the 2023 year for example, approximately 70% and 55% of the value of total compensation awarded to our PEO and other NEOs, respectively, was comprised of equity awards, including restricted stock awards and performance units. The below chart also compares our cumulative TSR over the three most recently completed fiscal years to that of the AMNAX Index over the same period.

ARCHROCK, INC. 2024 PROXY STATEMENT | 63

PEO and Average Non-PEO NEO Compensation Actually Paid Versus TSR
(12/31/2019 Indexed to $100)
Compensation Actually Paid ($ Millions)
20
18
16
14
12
10
8
6
4
2
0
$250
$200
$150
$100
$50
$0
Company TSR
AMNAX Index TSR
$100
6.7
$94
$77
1.4
$106
3.7
$87
1.2
$129
7.3
$112
2.0
17.1
$202
$147
4.3
2019
2020
2021
2022
2023
Fiscal Year
Average Non-PEO NEO Compensation Actually Paid
PEO Compensation Actually Paid
Archrock, Inc. TSR
AMNAX Index TSR

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our net income during the three most recently completed fiscal years. While the Company does not use net income as a performance measure in its overall executive compensation program, the measure of net income is generally correlated with the measure of Adjusted EBITDA, which the Company does use when setting goals in the Company’s annual incentive program and CAD and Leverage Performance Units. As described in more detail in the section “Executive Compensation – Compensation Discussion and Analysis”, for the 2023 year, approximately 17% and 20%, respectively, of the value of total compensation awarded to our PEO and our other NEOs, respectively, consisted of amounts under the Company’s short-term incentive program.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Net Income
Compensation Actually Paid ($ Millions)
18
13
8
3
-2
-7
-12
6.7
1.4
3.7
1.2
7.3
2.0
17.1
4.3
-68
28
44
105
120
100
80
60
40
20
0
-20
-40
-60
-80
Net Income ($ Millions)
2020
2021
2022
2023
Fiscal Year
PEO Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Archrock, Inc. Net Income

ARCHROCK, INC. 2024 PROXY STATEMENT | 64

Description of Relationship Between PEO and NEO Compensation Actually Paid and Adjusted EBITDA

The following chart demonstrates the general alignment between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our Adjusted EBITDA during the three most recently completed fiscal years. As noted above, Adjusted EBITDA is a non-GAAP measure; reconciliations of this non-GAAP financial measure to the most directly comparable GAAP measure may be found in the Company’s Fiscal Year 2023, 2022, 2021 and 2020 earnings releases, each filed on Form 8-K. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the company’s NEOs, for the most recently completed fiscal year, to Company performance. The Company utilizes Adjusted EBITDA when setting goals in the Company’s short-term incentive program, as well as serving as a component for setting goals for a portion of the Performance Units that are awarded to the NEOs.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Adjusted EBITDA
Compensation Actually Paid ($ Millions)
Adjusted EBITDA ($ Millions)
20
18
16
14
12
10
8
6
4
2
0
$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
$415
$361
$363
$450
6.7
1.4
3.7
1.2
7.3
2.0
17.1
4.3
2020
2021
2022
2023
Fiscal Year
PEO Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Adjusted EBITDA

ARCHROCK, INC. 2024 PROXY STATEMENT | 65

Important Financial Performance Measures

As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis”, the Company’s executive compensation program reflects a variable pay-for-performance philosophy. As described in more detail in the section “Executive Compensation – Compensation Discussion and Analysis”, the portion of variable compensation out of total compensation awarded during 2023 was 87% for our PEO and an average of 74% for our other NEOs. The Company considers the following financial performance measures to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2023 to Company performance. The measures in this table are not ranked.

Adjusted EBITDA

Cash Available for Dividend

Leverage

ARCHROCK, INC. 2024 PROXY STATEMENT | 66

ADDITIONAL INFORMATION

2024 ANNUAL MEETING OF STOCKHOLDERS

Stockholders Entitled to Vote. Owners of our common stock as of the close of business on the record date of March 1, 2024, are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on March 1, 2024, there were 156,288,891 shares of common stock outstanding. Each share of common stock entitles the holder to one vote on all matters submitted to a vote at the Annual Meeting and any adjournment or postponement of the meeting. A complete list of the stockholders entitled to vote will be available for examination for at least 10 days prior to the meeting at our corporate offices located at 9807 Katy Freeway, Suite 100, Houston, Texas 77024.

Voting Methods.

Stockholder of Record. If you are a stockholder of record, you may vote over the telephone, by Internet, by mailing in a proxy card, in person at the Annual Meeting or you can give a proxy to be voted at the meeting. Please refer to the specific voting instructions set forth on the Notice of Internet Availability of Proxy Materials.

Street Name Holder. If, like most of our stockholders, you hold your shares through a bank, broker or other nominee (in “street name”), you must vote your shares in the manner prescribed by your bank, broker or other nominee. Your broker or other nominee will either explain how to vote your stock or enclose a voting instruction card for you to use in directing the broker or other nominee how to vote your stock. If you are a street name holder, you may vote your stock in person at the Annual Meeting only if you obtain a signed proxy from your broker or other nominee giving you a right to vote the stock.

Annual Meeting Quorum. A quorum of stockholders is necessary for a valid meeting. The presence in person or by proxy of the holders of a majority of the voting power of all of the shares of stock entitled to vote shall constitute a quorum for the Annual Meeting. Under our Fourth Amended and Restated Bylaws and under Delaware law, abstentions and “broker non-votes” are counted as present in determining whether the quorum requirement is satisfied.

Broker Non-Votes and Their Impact on the Annual Meeting. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner. Under the rules of the NYSE, brokers do not have discretionary authority to vote shares in connection with non-routine matters without instructions from the beneficial owner. Therefore, if you hold your shares in the name of a bank, broker or other nominee, for your vote to be counted on any of the proposals other than Proposal 2, you will need to communicate your voting decisions to your bank, broker or other nominee before April 10, 2024. Under applicable NYSE rules, brokers may vote on the ratification of Deloitte & Touche LLP as our registered independent public accounting firm for 2024 in their discretion, and therefore we do not expect any broker non-votes on this matter.

Each proposal to be voted on at the Annual Meeting is described in this Proxy Statement, as is the vote required to approve each proposal. For any other matters that may be properly presented for consideration at the Annual Meeting, the persons named as proxies will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. As of the date of this Proxy Statement, we do not anticipate that any other matters will be properly presented for consideration at the Annual Meeting.

How to Change Your Vote. A proxy may be revoked at any time before it is voted by sending written notice of revocation to our Secretary (see “Company Contact Information”), by delivering a later-dated proxy (by one of the methods described above) or by voting in person at the meeting. If you hold your shares in street name, you should follow the directions provided by your broker or other nominee regarding how to revoke your proxy.

Tabulation of Votes. An independent representative has been selected to tabulate and certify the vote results and act as the inspector of election for the Annual Meeting.

ARCHROCK, INC. 2024 PROXY STATEMENT | 67

Solicitation of Votes. This solicitation is made on behalf of the Board, and we will pay the cost of soliciting proxies. In addition to solicitations by mail, our directors, officers and employees, without additional compensation, may solicit proxies on the Company’s behalf in person, by telephone, or by electronic communication. We must also pay brokerage firms, banks, broker-dealers and other similar organizations representing beneficial owners certain fees associated with:

●	forwarding the Notice of Internet Availability of Proxy Materials to beneficial owners;
●	forwarding printed proxy materials by mail to beneficial owners who specifically request them; and
●	obtaining beneficial owners’ voting instructions.

Availability of Proxy Materials. Instead of mailing a printed copy of our proxy materials, including this Proxy Statement, form of proxy card and our 2023 Annual Report to Stockholders, we have elected to provide access to such documents on the Internet. Most stockholders will not receive printed copies of the proxy materials unless they request them, in which case printed copies of the proxy materials will be provided at no charge. Our Notice of Internet Availability of Proxy Materials was first mailed to stockholders of record and beneficial owners on or about March 12, 2024. Any stockholder may request to receive proxy materials in printed form by mail or electronically by e-mail for this year and on an ongoing basis by following the instructions set forth in the Notice of Internet Availability of Proxy Materials.

Householding. The SEC rules regarding the delivery of the notice of internet availability, proxy statements and annual reports permit us, in specified circumstances, to deliver a single set of these reports to any address at which two or more stockholders reside. This method of delivery, often referred to as householding, will reduce the amount of duplicative information that security holders receive and lower printing and mailing costs for us. Each stockholder will continue to receive a separate proxy card.

We have attempted to deliver only one Notice of Internet Availability of Proxy Materials to eligible stockholders who share an address, unless we received contrary instructions from any such stockholder prior to the mailing date. We will deliver promptly, upon written or oral request, a separate copy of the Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of such document was delivered. Any stockholder who would like to receive a separate copy of the Notice of Internet Availability of Proxy Materials, now or in the future, should submit this request to our Secretary (see “Company Contact Information”). Beneficial owners sharing an address who receive multiple copies of the Notice of Internet Availability of Proxy Materials and who would like to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of such document be mailed to all stockholders at the shared address in the future.

2025 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder proposal that is intended for inclusion in our Proxy Statement for our 2025 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by our Secretary at the address provided below no later than January 25, 2025. Proposals by stockholders must comply with all requirements of applicable rules of the SEC, including Rule 14a-8. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with Rule 14a-8 and other applicable requirements.

Our bylaws establish an advance-notice procedure for stockholder proposals or director nominations to be brought before an annual meeting but not included in our Proxy Statement. Under these bylaw provisions, we must receive written notice of a stockholder proposal or director nomination to be brought before the 2025 Annual Meeting of Stockholders on or after December 26, 2024 and no later than January 25, 2025 for that proposal or nomination to be considered timely. Stockholder proposals and director nominations brought under these bylaw provisions must include the information required under our bylaws, including among other things the following:

●	with respect to a nomination of a director, a description of all direct and indirect interests in any material contracts or arrangements between or among the stockholder providing notice of the proposed nomination, any beneficial owners, if different, on whose behalf the notice is sent or any participant (as defined in Schedule 14A) with such stockholder (collectively, the “Proposing Person”), on the one hand, and each candidate for nomination or his or her affiliates, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 promulgated under the SEC’s Regulation S-K if the Proposing Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant; and

ARCHROCK, INC. 2024 PROXY STATEMENT | 68

●	a description of the amount of any securities that underlie certain derivative instruments to which the Proposing Person is a party, a description of any proportionate interest in our shares or certain derivative instruments held by a general or limited partnership or limited liability company in which such Proposing Person is a general partner, manager or managing member, as applicable, or beneficially owns an interest in a general partner, manager or managing member, as applicable.

A stockholder submitting a proposal or director nomination under our bylaw provisions must, among other things:

●	include the name and address of the Proposing Person, and the number of our shares that are, directly or indirectly, owned beneficially and of record by the Proposing Person;
●	state whether the Proposing Person intends to deliver a proxy statement and form of proxy to holders of a sufficient number of voting shares to carry the proposal or to elect the nominee or nominees, as applicable;
●	be a stockholder of record as of the time of giving the notice and at the time of the meeting at which the proposal or nomination will be considered and include a representation to that effect; and
●	update and supplement the required information ten (10) business days prior to the date of the meeting.

These requirements in our bylaws are in addition to the SEC’s requirements with which a stockholder must comply to have a stockholder proposal included in our Proxy Statement pursuant to Rule 14a-8 under the Exchange Act. In addition, to comply with the new universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the nominees of our Board must also comply with the additional requirements of Rule 14a-19 under the Exchange Act, including providing a statement that such stockholder intends to solicit the holders of shares representing at least 67% of the voting power of AROC shares entitled to vote on the election of directors in support of director nominees other than AROC’s nominees, as required by Rule 14a-19(b). We reserve the right to reject, rule out of order, or take other appropriate action with respect to any director nomination or stockholder proposal that does not comply with these requirements, our bylaws or other applicable requirements. Stockholders may obtain a copy of our bylaws by making a written request to our Secretary at the address provided below.

Stockholder proposals and nominations of directors must be delivered to our Secretary at the address provided below.

We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2025 annual meeting.

COMMUNICATION WITH THE BOARD

Stockholders or other interested parties may communicate with the entire Board or any individual member of the Board by writing to Gordon T. Hall, Chairman, at the address provided below. All written inquiries will be immediately forwarded as directed. In addition, any concern or inquiry may be communicated to our Audit Committee or the Board by calling our compliance hotline at 1-844-809-1630 or by going to www.archrock.ethicspoint.com.

COMPANY DOCUMENTS

We will provide to any stockholder or potential investor, without charge, upon written or oral request, by first class mail or other equally prompt means, a copy of this Proxy Statement or Annual Report on Form 10-K for the year ended December 31, 2023. These documents are also available on our website at www.archrock.com.

COMPANY CONTACT INFORMATION

Archrock’s Secretary and Investor Relations Departments can be contacted as follows:

By mail:

 Archrock, Inc.

 9807 Katy Freeway, Suite 100

 Houston, Texas 77024

 By telephone: (281) 836-8000

 By email: investor.relations@archrock.com

ARCHROCK, INC. 2024 PROXY STATEMENT | 69

Archrock

ARCHROCK, INC.
9807 KATY FREEWAY, SUITE 100
HOUSTON, TX 77024

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on April 24, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on April 24, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V32234-P00048 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ARCHROCK, INC.

The Board of Directors recommends that you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of the following persons to serve as directors of Archrock, Inc. until the 2025 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Anne-Marie N. Ainsworth
02) D. Bradley Childers
03) Gordon T. Hall
04) Frances Powell Hawes
05) J. W. G. ("Will") Honeybourne
06) James H. Lytal
07) Leonard W. Mallett
08) Jason C. Rebrook
09) Edmund P. Segner, III

The Board of Directors recommends that you vote FOR proposals 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date